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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

McCormick & Company, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

McCORMICK & COMPANY, INCORPORATED

18 Loveton Circle

Sparks, Maryland 21152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 25, 2009

The Annual Meeting of Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland at 10:00 a.m. on March 25, 2009, for the purpose of considering and acting upon:

(1)	the election of directors from the nominees named in the Proxy Statement to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)	the approval of the 2009 Employees Stock Purchase Plan, which is attached as Exhibit A to the Proxy Statement and which has been adopted by the Board of Directors subject to the approval of the stockholders;

(3)	the ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of McCormick to serve for the 2009 fiscal year; and

(4)	any other matters that may properly come before such meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 31, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock shall be entitled to vote. Holders of Common Stock Non-Voting are welcome to attend and participate in the Annual Meeting.

IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED. PLEASE VOTE YOUR PROXY PROMPTLY BY INTERNET, TELEPHONE OR BY MAIL AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR STOCK MAY BE VOTED AT THE ANNUAL MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED BY SUBMITTING A LATER DATED PROXY CARD OR BY SUBSEQUENTLY VOTING VIA INTERNET OR TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

February 13, 2009	W. Geoffrey Carpenter Secretary

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished on or about February 13, 2009 to the holders of Common Stock in connection with the solicitation by the Board of Directors of McCormick of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time before it is voted by submitting a later dated proxy card, or by subsequently voting via Internet or telephone or by attending the Annual Meeting and voting in person. Such right of revocation is not limited or subject to compliance with any formal procedure. Attending the Annual Meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. The cost of the solicitation of proxies will be borne by McCormick. In addition to the solicitation of proxies by use of the mails, officers and employees of McCormick may solicit proxies by telephone, electronic mail or personal interview. We also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and McCormick may reimburse them for their expenses in so doing.

At the close of business on December 31, 2008, there were 12,345,213 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of McCormick. Except for certain voting limitations imposed by the Charter on beneficial owners of 10% or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on December 31, 2008 will be entitled to vote at the Annual Meeting or any adjournments thereof.

References in this proxy statement to “Common Stock” do not refer to shares of Common Stock Non-Voting, which are not entitled to vote at the Annual Meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 25, 2009.

The proxy statement and McCormick’s Annual Report to Stockholders are also available at www.proxyvote.com. McCormick’s annual report on Form 10-K for the 2008 fiscal year is also available on McCormick’s website at www.mccormickcorporation.com under “Investor Relations,” then “Financial Information,” “SEC Filings.”

PRINCIPAL STOCKHOLDERS

Set forth below is certain information on those persons known to us to beneficially own more than five percent (5%) of the Common Stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	McCormick 401(k) Retirement Plan 18 Loveton Circle Sparks, Maryland 21152	2,903,817(2)	23.5%
Common Stock	Harry K. Wells P.O. Box 409 Riderwood, Maryland 21139	1,043,246(3)	8.5%
Common Stock	Hugh P. McCormick c/o McCormick & Company, Inc. 18 Loveton Circle Sparks, Maryland 21152	618,425	5.0%

(1)	All shares held as of December 31, 2008.
(2)	The plan is not the beneficial owner of the shares of Common Stock for purposes of the voting limitations described in our Charter. Each plan participant has the right to vote all shares of Common Stock allocated to such participant’s plan account. The plan’s Investment Committee possesses investment discretion over the shares of Common Stock, except that, in the event of a tender offer, each participant of the plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant’s account. The members of the Investment Committee for the 2009 fiscal year are Paul C. Beard, Senior Vice President – Finance & Treasurer, Joyce L. Brooks, Vice President – Investor Relations, W. Geoffrey Carpenter, Vice President, General Counsel & Secretary, James E. Dunn, Jr., Vice President – Compensation & Benefits, Kenneth A. Kelly, Jr., Senior Vice President & Controller, Cecile K. Perich, Vice President – Human Relations, and Gordon M. Stetz, Jr., Executive Vice President & Chief Financial Officer.
(3)	Shares are held in two trusts.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

McCormick has adopted Corporate Governance Guidelines, which are available on its website at www.mccormickcorporation.com under “Investor Relations,” then “Corporate Governance,” “Guidelines.” These Guidelines contain general principles regarding the function of McCormick’s Board of Directors and Board committees. The Guidelines are reviewed on an annual basis by the Nominating/Corporate Governance Committee of the Board, which submits to the Board for approval any changes deemed desirable or necessary.

Independence of Directors

McCormick’s Corporate Governance Guidelines require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the Listing Standards of the New York Stock Exchange (the “NYSE”), the Board must affirmatively determine that the director has no direct or indirect material relationship with McCormick. The NYSE’s director independence guidelines are incorporated in McCormick’s Corporate Governance Guidelines, which are used by the Board in making independence determinations. The Board has determined that the following directors are independent: John P. Bilbrey, James T. Brady, J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Michael D. Mangan, Joseph W. McGrath, Margaret M.V. Preston, George A. Roche and William E. Stevens.

In connection with these independence determinations, the Board considered the following:

John P. Bilbrey is an executive officer of The Hershey Company and a commercial relationship exists between McCormick and The Hershey Company. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made to McCormick by The Hershey Company are substantially less than 2% of the consolidated gross revenues of The Hershey Company; (2) Mr. Bilbrey does not participate in the negotiation of commercial transactions on behalf of The Hershey Company, nor has he been involved in the execution of any commercial transactions between McCormick and The Hershey Company since their inception; and (3) the products supplied by McCormick to The Hershey Company are readily available from other sources of supply.

Margaret M.V. Preston is a Managing Director and Market Executive with US Trust, Bank of America Private Wealth Management – an affiliate of Bank of America Corporation – and a commercial relationship exists between Bank of America Corporation and McCormick. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) McCormick has no commercial relationship with Bank of America Private Wealth Management; (2) the payments made by McCormick to Bank of America Corporation and its affiliates are substantially less than 2% of the consolidated gross revenues of Bank of America Corporation; (3) Ms. Preston is not an officer of Bank of America Corporation and does not participate in the negotiation of the commercial transactions on behalf of Bank of America Corporation; and (4) the services provided by Bank of America Corporation to McCormick are readily available from other banking institutions.

For these reasons, the Board has concluded that Mr. Bilbrey and Ms. Preston have no direct or indirect material relationship with McCormick that would preclude a determination of independence.

Qualification for Board Membership

The Board has the responsibility for nominating candidates for election to the Board and for filling vacancies on the Board as they arise. In evaluating potential candidates, the Board considers the qualifications listed in McCormick’s Corporate Governance Guidelines, including the requirement that nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. Nominees should be selected on the basis of their business and professional experience and qualifications, public service, diversity of background, and availability. In addition, it is expected that each non-executive director will acquire, within five years after his or her election to the Board, a number of shares having a value at least equal to four times the annual retainer paid to such member for service on the Board. Further, no McCormick director may serve on the boards of more than four other publicly traded companies while serving on McCormick’s Board. All nominees are in compliance with these requirements.

Process for Nominating Potential Director Candidates

The Nominating/Corporate Governance Committee of the Board is responsible for identifying, screening and selecting potential candidates for Board membership and for recommending qualified candidates to the full Board for nomination. In evaluating potential candidates, the Committee considers the qualifications listed in McCormick’s Corporate Governance Guidelines. From time to time, the Committee retains search firms to assist with the selection process. The Committee also considers recommendations of potential candidates from stockholders. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Nominating/Corporate Governance Committee

McCormick & Company, Incorporated

c/o Corporate Secretary, 18 Loveton Circle, Sparks, Maryland 21152

Procedure Regarding Transactions with a Related Person

McCormick maintains a written related person transactions procedure that is administered by members of McCormick’s management (as described below) and the Audit Committee of the Board. The written procedure applies to any transaction with a related person (as such term is defined by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which McCormick is a participant and in which a related person has or will have a direct or indirect material interest, except for:

•	a transaction involving $120,000 or less when aggregated with all similar transactions;

•	a transaction involving compensation to an executive officer that is approved by the Board of Directors or the Compensation Committee of the Board of Directors;

•

a transaction involving compensation to a director or director nominee that is approved by the Board of Directors or the Compensation Committee or the Nominating/Corporate Governance Committee of the Board of Directors;

•	a transaction where the related person’s interest arises from such person’s position as a director of another entity that is a party to the transaction;

•	a transaction where the related person’s interest arises from direct or indirect ownership of less than a 10% equity interest in another entity that is a party to the transaction; and

•	any other transaction that is not required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

The procedure provides that any actual or proposed related person transaction that is identified during McCormick’s quarterly management certification process is reviewed and analyzed by McCormick’s corporate controllership, legal staff, financial executives and operating unit general managers (collectively, the “Management Reviewers”). If the transaction is deemed to be immaterial to McCormick and/or if the commercial terms of the transaction are consistent with commercial terms of comparable arms’ length transactions with unrelated third parties, the transaction is referred to McCormick’s Chief Executive Officer and Chief Financial Officer for review and disposition. If, however, the actual or proposed transaction is deemed material to McCormick and/or if the commercial terms of the transaction are more favorable to the related person than the commercial terms of comparable arms’ length transactions with unrelated third parties, the transaction is reviewed by the Chief Executive Officer and Chief Financial Officer, together with the Management Reviewers. If, following this review, the actual or proposed transaction is to be ratified or accepted, as applicable, or if the Chief Executive Officer or the Chief Financial Officer has a direct or indirect material interest in the actual or proposed transaction, the transaction is submitted to the Audit Committee for review and disposition.

The Audit Committee also receives a copy of the report generated for each related person transaction identified and reviewed by the Management Reviewers and Chief Executive Officer and Chief Financial Officer. As a general rule, any employee or director who has a direct or indirect material interest in an actual or proposed related person transaction will not participate in the review and disposition of the transaction. Waivers or exceptions to McCormick’s procedure relating to related person transactions may be granted by the Management Committee and the Audit Committee (to the extent that such exception relates to the rights and obligations of the Audit Committee under the procedure).

Business Ethics Policy

McCormick’s business is conducted by its employees under the leadership of its Chief Executive Officer and under the oversight and direction of its Board of Directors for purposes of enhancing the long-term value of McCormick for its stockholders. McCormick’s management and the Board of Directors believe that the creation of long-term value requires McCormick to conduct its business honestly and ethically as well as in accordance with applicable laws. McCormick has a Business Ethics Policy, which was first adopted by the Board more than 20 years ago and which is reviewed annually by management and the Audit Committee of the Board and amended as circumstances warrant. The Policy is administered by McCormick’s General Counsel under the supervision of the Chief Executive Officer and the Audit Committee. McCormick’s Business Ethics Policy is available on its website at www.mccormickcorporation.com under “Investor Relations,” then “Corporate Governance,” “Business Ethics Policy.”

The Audit Committee has established procedures for employees to submit confidential and anonymous reports of suspected illegal or unethical behavior, violations of McCormick’s Business Ethics Policy, or concerns regarding accounting, internal controls over financial reporting, or auditing matters. Anonymous reports may be made to a confidential “hotline” service, which may be accessed by telephone and e-mail.

Executive Sessions of the Board of Directors

Pursuant to McCormick’s Corporate Governance Guidelines, the independent directors of the Board meet in regularly scheduled sessions without the presence of management. The presiding director of these executive sessions rotates among the chairs of the Board Committees.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of McCormick’s Board by writing to the Board, or a specific director at:

Board of Directors (or specific director)

McCormick & Company, Incorporated

c/o Corporate Secretary, 18 Loveton Circle, Sparks, Maryland 21152

Available Information

McCormick’s website address is www.mccormickcorporation.com. McCormick makes available free of charge through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). McCormick’s website also includes McCormick’s Corporate Governance Guidelines, Business Ethics Policy and the charters of its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. These documents are also available in print to any stockholder upon request.

PROPOSAL ONE

ELECTION OF DIRECTORS

On January 1, 2008, Mr. Robert J. Lawless retired as Chief Executive Officer of McCormick and continues to serve as non-executive Chairman of the Board. Mr. Lawless plans to retire from the Board of Directors as of March 25, 2009 and is therefore not standing for re-election. We are grateful to Mr. Lawless for his many years of exemplary leadership and dedicated service to McCormick, its employees and stockholders. McCormick’s President and Chief Executive Officer, Mr. Alan D. Wilson, has been appointed to succeed Mr. Lawless as Chairman of the Board, effective March 25, 2009.

The persons listed in the following table have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election. In the event one of the nominees is unable to serve on the Board, or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee. Alternatively, the Board may elect to reduce the size of the Board.

The following table shows, as of December 31, 2008, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board, the amount of McCormick stock beneficially owned by each nominee, and the directors and executive officers of McCormick as a group, and the nature of such ownership. Except as shown in the table or footnotes, no nominee or executive officer owns more than 1% of either class of McCormick Common Stock.

Required Vote of Stockholders.

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature of Beneficial Ownership(1)
				Common	Common Non-Voting
John P. Bilbrey	52	Senior Vice President of The Hershey Company (2003 to present); President of Hershey North America (2007 to present); President of Hershey International (2003 to 2007); Executive Vice President, Sales of Mission Foods (2003)	2005	12,744	5,750

James T. Brady	68	Managing Director – Mid-Atlantic, Ballantrae International, Ltd. (1999 to present)	1998	18,246	15,626

J. Michael Fitzpatrick	62	Chairman and Chief Executive Officer of Citadel Plastics Holdings, Inc. (2007 to present); Retired Executive (2005 to 2007); President & Chief Operating Officer, Rohm and Haas Company (1999 to 2005)	2001	28,692	15,750

Freeman A. Hrabowski, III	58	President, University of Maryland Baltimore County (1992 to present)	1997	35,746	26,216

Michael D. Mangan	52	President of Worldwide Tools and Accessories, The Black & Decker Corporation (2008 to present); Senior Vice President, Chief Financial Officer, The Black & Decker Corporation (2000 to 2008)	2007	4,000	3,000

Joseph W. McGrath	56	Retired Executive (2009); President and Chief Executive Officer of Unisys Corporation (2005 to 2008); President and Chief Operating Officer of Unisys Corporation (2004 to 2005); Executive Vice President of Unisys Corporation and President of Unisys Enterprise Transformation Services (2000 to 2004)	2007	0	0

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature of Beneficial Ownership(1)
				Common		Common Non-Voting
Margaret M. V. Preston	51	Managing Director (2008 to present), Senior Vice President (2006 to 2008); Market Executive (2006 to present), US Trust, Bank of America Private Wealth Management; Executive Vice President, Mercantile Safe Deposit & Trust Company (2002 to 2006)	2003	20,668		10,750
George A. Roche	67	Retired executive (2007 to present); Chairman and President, T. Rowe Price Group, Inc. (1997 to 2006)	2007	4,000		3,000

William E. Stevens	66	Chairman, BBI Group (2000 to present)	1988	36,970		42,150

Alan D. Wilson	51	President & Chief Executive Officer (2008 to present); President & Chief Operating Officer (2007); President, North American Consumer Foods & Supply Chain (2005 to 2006); President, U.S. Consumer Foods (2003 to 2005)	2007	211,992 (1.7	(2) )%	66,849

Directors and Executive Officers as a Group (19 persons) (3)				2,766,170 (19.2)%		909,851

(1)	Includes (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children, and relatives (if any) who have the same home as the director or executive officer. Also includes the following numbers of shares which could be acquired within 60 days of December 31, 2008 pursuant to the exercise of stock options and/or the vesting of restricted stock units: Mr. Bilbrey – 6,500 shares of Common Stock, 5,500 shares of Common Stock Non-Voting; Mr. Brady – 12,125 shares of Common Stock, 11,125 shares of Common Stock Non-Voting; Dr. Fitzpatrick – 16,500 shares of Common Stock, 15,500 shares of Common Stock Non-Voting; Dr. Hrabowski – 22,500 shares of Common Stock, 21,500 shares of Common Stock Non-Voting; Mr. Mangan – 2,500 shares of Common Stock, 2,500 shares of Common Stock Non-Voting; Mr. McGrath – 0 shares of Common Stock, 0 shares of Common Stock Non-Voting; Ms. Preston – 11,500 shares of Common Stock, 10,500 shares of Common Stock Non-Voting; Mr. Roche – 2,500 shares of Common Stock, 2,500 shares of Common Stock Non-Voting; Mr. Stevens – 15,000 shares of Common Stock, 15,000 shares of Common Stock Non-Voting; Mr. Wilson – 138,409 shares of Common Stock, 46,136 shares of Common Stock Non-Voting; and directors and executive officers as a group – 2,138,160 shares of Common Stock, 762,926 shares of Common Stock Non-Voting; (ii) shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: executive officers as a group – 19,680 shares of Common Stock; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Deferred Compensation Plan: Mr. Bilbrey – 4,919 shares of Common Stock; Dr. Fitzpatrick – 8,800 shares of Common Stock; Dr. Hrabowski – 5,401 shares of Common Stock; Ms. Preston – 6,799 shares of Common Stock; and Mr. Wilson – 917 shares of Common Stock.
(2)	Includes 17,000 shares of Common Stock held in a charitable trust for the Wilson Family Foundation. Mr. Wilson serves as a trustee of the trust. Mr. Wilson disclaims beneficial ownership of such shares.
(3)	Total does not include shares of Common Stock or Common Stock Non-Voting owned by Robert W. Skelton, a Named Executive Officer, who retired on January 1, 2009.

Named Executive Officers

The following table shows, as of December 31, 2008, the names, ages and positions of the executive officers named in the Summary Compensation Table on page 25 (the “Named Executive Officers”), other than Mr. Wilson who is included in the table above, the amount of Common Stock and Common Stock Non-Voting beneficially owned by each such executive officer, and the nature of such ownership. Except as shown in the table or footnotes, no executive officer owns more than 1% of either class of McCormick Common Stock.

Name	Age	Principal Position	Amount and Nature of Beneficial Ownership(1)
			Common	Common Non-Voting
Robert J. Lawless	62	Chairman of the Board and Chief Executive Officer(2)	1,391,735 (10.4)%	411,242	(3)

Gordon M. Stetz, Jr.	48	Executive Vice President & Chief Financial Officer	66,969	25,844

Mark T. Timbie	54	President – North American Consumer Foods	198,468 (1.6)%	67,633

Lawrence E. Kurzius	51	President – McCormick International	128,579 (1.0)%	33,820

Robert W. Skelton	61	Senior Vice President, General Counsel & Secretary(4)	326,596 (2.6)%	132,151

(1)	Includes: (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by the executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the executive officer; (ii) the following numbers of shares which could be acquired within 60 days of December 31, 2008 pursuant to the exercise of stock options and/or the vesting of restricted stock units: Mr. Lawless – 1,100,247 shares of Common Stock, 368,056 shares of Common Stock Non-Voting; Mr. Stetz – 48,276 shares of Common Stock, 19,886 shares of Common Stock Non-Voting; Mr. Timbie – 159,428 shares of Common Stock, 53,143 shares of Common Stock Non-Voting; Mr. Kurzius – 98,588 shares of Common Stock, 32,863 shares of Common Stock Non-Voting; and Mr. Skelton – 231,096 shares of Common Stock, 77,031 shares of Common Stock Non-Voting; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Stetz – 1,019 shares of Common Stock; and Mr. Skelton – 12,813 shares of Common Stock;
(2)	As previously reported, Mr. Lawless served as Chairman and Chief Executive Officer of McCormick until his retirement on January 1, 2008, at which time Mr. Wilson succeeded him as Chief Executive Officer. Since McCormick’s fiscal year begins on December 1, Mr. Lawless served as Chief Executive Officer during part of McCormick’s 2008 fiscal year and is therefore included in this table and in the Summary Compensation Table below.
(3)	Includes 34,081 shares of Common Stock Non-Voting held in a charitable trust for the Lawless Foundation. Mr. Lawless serves as a trustee of the trust. Mr. Lawless disclaims beneficial ownership of such shares.
(4)	Mr. Skelton served as Senior Vice President, General Counsel & Secretary until December 1, 2008 and as Senior Vice President until his retirement on January 1, 2009.

Board Committees

The Board of Directors has appointed the following Board Committees:

Audit Committee.    The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of McCormick’s financial statements, the financial reporting process, and internal controls over financial reporting;

•	the performance of McCormick’s internal audit function;

•

the appointment, engagement and performance of McCormick’s independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence;

•	compliance with McCormick’s business ethics and confidential information policies and legal and regulatory requirements, including McCormick’s disclosure controls and procedures; and

•	the evaluation of enterprise risk management issues.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, the internal auditors, and management of McCormick and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Audit Committee is available on McCormick’s website at www.mccormickcorporation.com under “Investor Relations,” then “Corporate Governance,” “Board Committees,” “Descriptions & Charters.” The Audit Committee held eleven meetings during fiscal 2008.

The Nominating/Corporate Governance Committee and the Board of Directors have determined that all members of the Committee satisfy the independence requirements of the NYSE’s Listing Standards, the rules adopted by the SEC, and McCormick’s Corporate Governance Guidelines. Except for Mr. Brady, no member of the Audit Committee serves on the audit committee of more than three public companies. Mr. Brady, who is Chairman of the Audit Committee, currently serves on the audit committees of three other public companies. The Board has determined that such service does not impair the ability of Mr. Brady to effectively serve on McCormick’s Audit Committee. The Board of Directors has also determined that all members also qualify as “audit committee financial experts” under SEC rules.

During fiscal 2008, membership on the Committee consisted of Mr. Brady, who served as Chairman, Mr. Mangan and Dr. Fitzpatrick.

Compensation Committee.    The Compensation Committee of the Board of Directors has the following principal duties and responsibilities:

•

review McCormick’s executive compensation policy and programs to ensure that they (i) effectively motivate the Chief Executive Officer and other executive officers and key employees to achieve our financial goals and strategic objectives; (ii) properly align the interests of these employees with the long-term interests of our stockholders; and (iii) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;

•

review trends in management compensation, oversee the development of new compensation plans (including performance-based, equity-based and other incentive programs as well as salary, bonus and deferred compensation arrangements) and, when appropriate, make recommendations to the Board regarding revisions to existing plans and/or approve revisions to such plans;

•

annually review and approve corporate goals and objectives relevant to McCormick’s Chief Executive Officer and other executive officers and key employees, evaluate the performance of such individuals and approve the compensation for such individuals;

•	annually evaluate the compensation of the members of the Board of Directors; and

•	review McCormick’s management succession plan for the Chief Executive Officer and other executive officers and key employees.

These duties and responsibilities are set forth in a written Charter of the Committee which has been approved by the Board of Directors and is available on McCormick’s website at www.mccormickcorporation.com under “Investor Relations,” then “Corporate Governance,” “Board Committees,” “Descriptions & Charters.” The Compensation Committee held eight meetings during the past fiscal year.

Pursuant to the Charter, the Committee has the authority to delegate certain of its responsibilities to a subcommittee. To date, the Committee has not delegated any of its responsibilities to a subcommittee. The

Committee has the authority to administer McCormick’s equity plans for the Chief Executive Officer and other executive officers. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.

The Chairman of the Board and the Chief Executive Officer provide recommendations to the Compensation Committee with respect to the wage grade level, base salary amounts (within the wage grade level), performance targets for annual incentive and long-term cash-based incentive programs, and any adjustments to the cash value for equity grants for each Named Executive Officer (other than themselves). These compensation recommendations are based on market data reviewed by the Committee and a subjective review by the Chairman of the Board and the Chief Executive Officer of each officer’s overall performance and contribution to McCormick during the prior year. While the Committee considers the recommendations of the Chairman of the Board and the Chief Executive Officer with respect to these elements of compensation, the Committee independently evaluates the recommendations and makes all final compensation decisions. The Chief Executive Officer does not make any recommendations as to his own compensation and such decisions are made solely by the Compensation Committee. For additional information on the role of the Chairman of the Board and the Chief Executive Officer in recommending the amount or form of executive compensation during fiscal 2008, see the “Compensation Discussion and Analysis” below. Other than the Chairman of the Board and the Chief Executive Officer, no executive officer of McCormick determined or recommended the amount or form of executive or director compensation to the Committee during fiscal 2008.

Pursuant to its Charter, the Committee has the sole authority to retain and terminate the services of any outside compensation consultants. During fiscal 2008, the Compensation Committee retained Exequity L.L.P. to provide advice to the Committee on general program design and best practices as well as to assist the Committee in ensuring our executive compensation programs and the levels of compensation paid to our executive officers were competitive with a peer group of companies, as identified in the Compensation Discussion and Analysis below. Exequity L.L.P. reported directly to the Committee. While Exequity L.L.P. performed the general competitive review, as requested by the Committee, Exequity L.L.P. did not determine or recommend any amount or form of executive or director compensation to the Committee with respect to McCormick’s executive officers.

During fiscal 2008, membership on the Compensation Committee consisted of Mr. Stevens, who served as Chairman, Mr. McGrath and Mr. Roche. All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE’s Listing Standards, and as “non-employee directors” and “outside directors” for the purposes set forth in the Committee’s Charter.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee assists the Board by:

•	developing and implementing corporate governance guidelines;

•	identifying and recommending qualified individuals to serve as members of the Board;

•

evaluating and recommending the size and composition of the Board and its Committees (including making determinations concerning composition of the Board and its Committees under the applicable requirements of the SEC and the NYSE); and

•	monitoring a process to assess the effectiveness of the Board and its Committees.

The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee and McCormick’s Corporate Governance Guidelines are available on McCormick’s website at www.mccormickcorporation.com under “Investor Relations,” then “Corporate Governance,” “Board Committees,” “Descriptions & Charters.” The Committee held three meetings during the past fiscal year.

During fiscal 2008, membership of the Committee consisted of Dr. Hrabowski, who served as Chairman, Mr. Bilbrey and Ms. Preston. All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE Listing Standards.

Director Attendance at Meetings

During the past fiscal year, there were seven meetings of the Board. Each incumbent director attended at least 75% of the total number of meetings of the Board and each of the Board Committees on which he or she served.

Each year, the Annual Meeting of Stockholders is held on the same day as the Annual Meeting of the Board. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members typically attend both the Annual Meeting of Stockholders and the Annual Meeting of the Board. Last year, all directors attended the Annual Meeting of Stockholders and the Annual Meeting of the Board.

Other Directorships

Certain individuals nominated for election to the Board of Directors hold directorships in other public companies. Mr. Brady is a director of Constellation Energy Group, Inc., T. Rowe Price Group, Inc. and Nexcen Brands, Inc. Dr. Fitzpatrick is a director of SPX Corporation. Dr. Hrabowski is a director of Constellation Energy Group, Inc. Mr. Stevens is a director of MEMC Electronic Materials, Inc.

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COMPENSATION OF DIRECTORS

The following table sets forth the compensation earned by the non-executive Directors for services rendered during the fiscal year ended November 30, 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Total ($)
John P. Bilbrey	60,600	71,284	37,738	169,622
James T. Brady	81,000	71,284	48,425	200,709
J. Michael Fitzpatrick	68,125	71,284	48,425	187,834
Freeman A. Hrabowski	69,000	71,284	48,425	188,709
Michael D. Mangan	70,200	71,284	37,738	179,222
Joseph W. McGrath (4)	66,600	50,506	25,107	142,213
Margaret M.V. Preston	60,600	71,284	48,425	180,309
George A. Roche	66,600	71,284	37,738	175,622
William E. Stevens	76,500	71,284	48,425	196,209

(1)	Amounts shown include fees deferred at the election of the director as follows: Mr. Bilbrey - $60,600, Dr. Fitzpatrick - $13,000, Dr. Hrabowski - $69,000 and Ms. Preston - $60,600.
(2)	Amounts shown represent the dollar amount recognized for financial statement reporting purposes during fiscal 2008 for each director, as determined in accordance with Statement of Financial of Accounting Standards (“SFAS”) 123R, disregarding any estimates made on service-based vesting conditions. Awards include grants of restricted stock units and stock options under the 2007 Omnibus Incentive Plan. The restricted stock unit and stock option awards granted to each non-executive director in fiscal 2008 had a full grant date fair value equal to $72,420 and $36,000, respectively, as determined in accordance with SFAS 123R. For a discussion of the assumptions used in determining these values, see Note 11 to our 2008 audited financial statements and Note 9 to our 2007 audited financial statements.
(3)	Amounts shown include restricted stock units granted in 2008 and deferred at the election of each of the following directors: Mr. Bilbrey, Dr. Hrabowski and Mr. McGrath.
(4)	Mr. McGrath joined the Board of Directors on November 27, 2007 and so did not participate in the grants to directors of stock options and restricted stock units on March 28, 2007.

The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock and Common Stock Non-Voting, as indicated) and unvested restricted stock units held by each non-executive director as of November 30, 2008:

Name	Exercisable Options		Unexercisable Options		Unvested RSUs
	Common Stock	Common Stock Non- Voting	Common Stock	Common Stock Non- Voting	Common Stock	Common Stock Non- Voting
John P. Bilbrey	5,000	5,000	3,750	1,250	1,500	500
James T. Brady	10,000	10,000	4,375	1,875	1,500	500
J. Michael Fitzpatrick	14,375	14,375	4,375	1,875	1,500	500
Freeman A. Hrabowski	20,375	20,375	4,375	1,875	1,500	500
Michael D. Mangan	2,500	2,500	3,750	1,250	1,500	500
Joseph W. McGrath	-	-	3,750	1,250	1,500	500
Margaret M.V. Preston	9,375	9,375	4,375	1,875	1,500	500
George A. Roche	2,500	2,500	3,750	1,250	1,500	500
William E. Stevens	14,375	14,375	4,375	1,875	1,500	500

Narrative to the Director Compensation Tables

Directors who are employees of McCormick do not receive any additional fees for their service as a director. Fees paid during fiscal 2008 to each director who is not an employee of McCormick consisted of an annual retainer of $45,000 in cash (paid in equal quarterly installments), and a meeting fee of $1,500 for each Board meeting attended. Directors who serve on Board Committees, but who are not chairs of a Committee, also received $1,200 for each Committee meeting they attend and an additional annual retainer of $2,500 in cash (paid in equal quarterly installments). Directors who serve as Committee Chairs received $1,500 for each Committee meeting attended and an additional annual retainer of $10,000 in cash (paid in equal quarterly installments).

Pursuant to the 2007 Omnibus Incentive Plan, non-executive directors receive an annual option grant of 5,000 shares (3,750 shares of Common Stock and 1,250 shares of Common Stock Non-Voting). The shares subject to these options vest in full on March 15 of the year following the grant date, provided that the director continues to serve on the Board until such date. Each non-executive director is also awarded 2,000 restricted stock units (1,500 for Common Stock and 500 for Common Stock Non-Voting) on an annual basis under the same plan. The restricted stock units vest in full on March 15 of the year following the grant date, provided that the director continues to serve on the Board until such date. All stock options and restricted stock units granted become fully exercisable in the event of disability or death of the participant, or a change in control of McCormick (as defined under “Potential Payments Upon Termination or Change in Control – Equity Plans” below).

Directors are eligible to participate in the McCormick Deferred Compensation Plan. Pursuant to this plan, directors may elect to defer anywhere from 10% to 100% of their cash Board fees. McCormick makes no contributions to the Deferred Compensation Plan. For all plan participants, including directors, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. Plan participants may elect to change their fund choices at any time. Director participants may elect the deferred amounts plus earnings to be distributed either upon retirement from the Board or on an interim distribution date. Distributions upon a director’s retirement from the Board are paid in either a lump-sum or in 5 year, 10 year, 15 year or 20 year installments, based on the director’s distribution election made at the time of the deferral. Interim distributions are paid on a lump-sum basis and the distribution date must be at least four years from the date of the deferral election. If a director leaves the Board prior to the interim distribution date, then his or her plan balance will be paid as either a lump sum distribution or as indicated in the retirement distribution election. Participants may make a change to their distribution election but the change cannot take effect until at least 12 months after the election was made and the payment subject to the election must be delayed at least five years from the date that the payments would have otherwise been made.

In addition, prior to the grant of restricted stock units, directors may elect to defer receipt of the underlying common stock upon vesting. If the director so elects, the director will not be considered the owner of the underlying common stock and will not receive voting rights or dividends on the stock until the deferral period expires, which is the January following the director’s retirement from the Board. At the expiration of the deferral period, the director becomes the owner of the underlying Common Stock and/or Common Stock Non-Voting, as applicable.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide our stockholders with a description of the material elements of McCormick’s compensation program for its executive officers for fiscal 2008 and the policies and objectives which support the program. The compensation details are reflected in the compensation tables and accompanying narratives which follow.

Executive Compensation Policy

McCormick’s compensation program for its executive officers, including the Named Executive Officers listed in the following tables, is comprised of an annual salary, cash and equity-based incentive awards, retirement benefits, and a limited number of personal benefits. McCormick’s compensation policy is based on the following principles:

•	We must pay competitively – both in terms of the amount and type of compensation we offer – as compared to similar companies in order to attract and keep our executive talent.

•	A substantial portion of each executive’s total compensation should be “at risk” and should be paid based on the achievement of financial performance goals over both the short and longer-term.

•

The financial performance goals for the “at risk” component of the compensation program should be traditional drivers of stockholder value (such as sales growth, profitability and total stockholder return).

How We Determine Executive Compensation

Overview.    The Compensation Committee of the Board of Directors administers the compensation program for McCormick’s executive officers, including Mr. Wilson and the other Named Executive Officers. The Committee applies the principles listed above to the compensation program for each individual. The Compensation Committee considered the following information in its evaluation of the compensation program for fiscal 2008:

•

A targeted total compensation review of a large number of other manufacturers of consumer goods listed below (“market group”) based on a survey provided by Exequity L.L.P., the compensation consultant retained by the Committee;

•	Current and historic financial information, such as earnings per share, sales growth and total shareholder return, of other manufacturers of consumer food products listed below (“peer group”);

•	Information relevant to an internal equity analysis of McCormick’s executive compensation program compared to compensation paid to other employees; and

•	Recommendations of Messrs. Lawless and Wilson with respect to the compensation of each Named Executive Officer, other than themselves, as discussed more fully below.

For an additional discussion of how this information specifically impacted decisions relating to the compensation paid to the Named Executive Officers during fiscal 2008, see “Elements of Our 2008 Executive Compensation Program” below. In addition, at each Compensation Committee meeting, the Committee has available tally sheet information for each executive officer, including the Named Executive Officers. The tally sheets are updated annually and include the following elements of compensation: base salary, annual incentive bonus (at target), the annualized value of outstanding long-term cash incentive awards, the value of outstanding equity awards, benefits and personal benefits (including any related tax gross-ups), retirement plan benefit accruals (pursuant to our pension plan and supplemental executive retirement plan), total estimated payments upon retirement (including acceleration of in-the-money equity awards) and total estimated payments upon involuntary termination from McCormick. While the Committee reviews tally sheet information, this information did not materially affect compensation decisions in fiscal 2008.

Market and Peer Group Review

Total Compensation Review.    Each year, including fiscal 2008, the Compensation Committee compares targeted total compensation (as discussed below) for each position occupied by McCormick’s executive officers, including its Named Executive Officers, to the compensation paid by “market group” companies for similar positions, after appropriate adjustment for differences in the size of each company. The review includes information on the executive compensation programs of approximately 50 manufacturers of food and other non-durable consumer goods, which we consider our “market group” companies. For fiscal 2008, the market group was comprised of the following companies:

Alberto-Culver Company	General Mills, Inc.	Molson Coors Brewing Company
Anheuser-Busch Companies, Inc.	Gordon Food Service	Nestlé Purina PetCare Company
Archer-Daniels-Midland Company	H. J. Heinz Company	Nestlé USA
Avon Products, Inc.	Hallmark Cards, Inc.	PepsiCo, Inc.
The Black & Decker Corp.	Hanesbrands, Inc.	Playtex Products, Inc.
Bush Brothers & Company	Hasbro, Inc.	The Procter & Gamble Company
Campbell Soup Company	The Hershey Company	Revlon Inc.
Cargill, Incorporated	Hormel Foods Corporation	S. C. Johnson Consumer Products
The Clorox Company	Kellogg Company	Sara Lee Corporation
The Coca-Cola Company	Kimberly-Clark Corporation	Schreiber Foods, Inc.
Colgate-Palmolive Company	Kraft Foods, Inc.	The Scotts Miracle-Gro Company
ConAgra Foods, Inc.	Land O’ Lakes, Inc.	Sensient Technologies Corporation
Corn Products International Inc.	Levi Strauss & Co.	Tupperware Brands Corporation
The Dannon Company, Inc.	Mars, Incorporated	Unilever United States, Inc.
Del Monte Foods Company	Mattel, Inc.	Wm. Wrigley Jr. Company
Diageo North America, Inc.	McCain Foods USA, Inc.
Dole Food Company, Inc.	Miller Brewing Company

We believe these companies are appropriate for purposes of our targeted compensation comparison because they are a likely source of executive talent for McCormick, their executive positions are similar to the positions occupied by our executives, and they are within the same general industry. The Committee reviews this information as it believes there is a relationship between executive pay levels and organization revenues. While many of these companies are larger than McCormick (and several are smaller), statistical algorithms are used by the Compensation Committee’s consultant, Exequity L.L.P., to predict the compensation these market group companies would pay if they were McCormick’s size.

This is the data used for compensation benchmarking purposes. Total annual cash compensation, which consists of annual base salary and an annual performance-based incentive bonus, was targeted at the 50th percentile (mid-point) of the range of annual targeted cash compensation paid by the market group companies to reflect the typical benefit level paid by these companies. Long-term compensation, which is comprised of cash as well as equity-based incentive awards, was targeted at the 75th (top 25%) percentile of the range of long-term compensation paid by the market group companies to provide an incentive to our executive officers, including the Named Executive Officers, to achieve a level of performance comparable to the top performing companies within the market group and also to attract and retain highly talented individuals. During fiscal 2008, total annual cash compensation for the Named Executive Officers, as a group, was significantly below the 50th percentile, and long-term incentive compensation was closer to the 50th percentile than the targeted 75th percentile. This was primarily because, as discussed more fully below, Messrs. Wilson, Kurzius and Stetz were new to their respective positions in fiscal 2008 and thus were paid at the lower end of their respective wage grades, consistent with our philosophy for the compensation of newly-promoted executives.

Performance Targets for Annual and Cash-Based Long-Term Incentive Compensation in Fiscal 2008.    As discussed in more detail below, the financial performance targets we use for our annual incentive bonus program are earnings per share (EPS) and, as appropriate, business unit operating income. For our cash-based long-term incentive program, we use total shareholder return (TSR), which is defined as stock appreciation plus reinvested dividends, and sales growth as the performance targets. We believe EPS, sales growth and TSR are appropriate performance measures for our top executives because they drive stockholder value. Our performance goals for these programs were set by the Compensation Committee based on an analysis of 16 companies in the S&P 500 Food Products Group and S&P 400 Food Products Group, excluding the Archer Daniels Midland Company and Corn Products International Inc. (which are primarily engaged in the manufacture and sale of agricultural commodities not comparable to our business). We consider these 16 companies to be our “peer group” for purposes of our performance-based incentive plans because they are the companies with whom we compete for equity investors. For fiscal 2008, our peer group companies were as follows:

Campbell Soup Company	Hormel Foods Corporation	Smithfield Foods, Inc.
ConAgra Foods, Inc.	The JM Smucker Company	Tootsie Roll Industries, Inc.
Dean Foods Company	Kellogg Company	Tyson Foods, Inc.
General Mills, Inc.	Kraft Foods, Inc.	Wm. Wrigley Jr. Company
H. J. Heinz Company	Lancaster Colony Corporation
The Hershey Company	Sara Lee Corporation

For fiscal 2008 annual bonus targets, the Committee considered actual and estimated EPS for the current year for companies ranking in the top half of the peer group, as well as historic three-year EPS growth rates for those companies. The Committee also evaluated, with the input of Messrs. Lawless and Wilson, any non-operational and/or non-recurring factors which may have affected EPS performance for those companies for the periods measured.

The Compensation Committee established performance goals in November 2007 for cumulative sales growth for the three-year performance cycle, which began on December 1, 2007, under the cash-based long-term incentive program. Cumulative sales growth goals were recommended by Mr. Lawless and Mr. Wilson and were based on an analysis of sales growth goals for our peer group companies as compared to internally-generated sales growth goals set forth in our strategic business plan for the three-year period. Awards paid at the end of the performance cycle are based not only on the achievement of the sales growth goal, but also on TSR. Our TSR performance is measured in percentiles as compared to the TSR of our peer group companies over the multi-year performance period.

We establish our performance goals based on these metrics at levels which provide our executive officers with an incentive to achieve growth for McCormick which is competitive with growth rates of the highest performers among our peer group companies. As stated above, we believe EPS, sales growth and TSR are key drivers of stockholder value and are therefore important performance measures for the performance of our top executives. For an additional discussion of the determination of these performance targets for fiscal 2008, see “Elements of Our 2008 Executive Compensation Program” below.

Internal Equity.    The compensation of every McCormick employee, including each Named Executive Officer, is influenced in large part by our internal wage grade system. The purpose of our wage grade system is to ensure that employees having similar job responsibilities are paid similarly. Each wage grade provides for a base salary range (consisting of a minimum, mid point and maximum), annual bonus potential (expressed as a percentage of base salary) and a cash value for all long-term incentive awards. Mr. Wilson recommended, and the Compensation Committee considered and approved, amounts of compensation within these ranges for each Named Executive Officer for 2008. The assignment of a wage grade to every position, including each position occupied by a Named Executive Officer, is determined by the level of responsibility of the position and the market value for the position. During fiscal 2008, the Named Executive Officers fell within the top four grades of our wage grade structure.

Chairman/CEO Recommendations.    As discussed above, during 2008, Messrs. Lawless and Wilson provided recommendations to the Compensation Committee with respect to the wage grade level, base salary amounts (within the wage grade level), performance targets for the annual and cash-based long-term incentive programs, and any adjustments to the cash value for equity awards for each Named Executive Officer (other than themselves). These recommendations were based on the market group data reviewed by the Committee and a subjective review by Messrs. Lawless and Wilson of each officer’s overall performance and contribution to McCormick during the prior year. While the Committee considered the recommendations of Messrs. Lawless and Wilson with respect to these elements of compensation, the Committee independently evaluated the recommendations and made all final compensation decisions. Mr. Wilson’s compensation, including base salary, performance targets for the annual and cash-based long-term incentive programs, and the cash value for equity awards, was decided by the Compensation Committee in executive session.

Elements of Our 2008 Executive Compensation Program

Overview.    During fiscal 2008, the primary elements of compensation earned by each of our Named Executive Officers consisted of:

•	base salary;

•	an annual incentive cash bonus;

•	long-term incentive compensation, in the form of cash-based and equity-based incentive awards;

•	personal benefits and, as applicable, benefits relating to overseas assignments, as discussed below under “Personal Benefits;” and

•	retirement benefits, consisting of benefits earned under our qualified pension plan and supplemental executive retirement plan.

Typically, and as was the case for fiscal 2008, the Compensation Committee reviews and approves each element of compensation separately, and, if necessary, makes adjustments to individual elements of compensation to achieve total targeted compensation that is competitive with our market group. See “Market and Peer Group Review – Total Compensation Review” above for a discussion of the comparison of our fiscal 2008 compensation to the market group.

Base Salaries.    Each wage grade for professional, management and executive positions has an established base salary range, with a minimum, midpoint and maximum. Adjustments to base salary ranges are considered annually. For 2008, salary ranges for the Named Executive Officers were increased approximately 2.75%, which was in line with survey data derived from the market group. The wage grade assigned to each Named Executive Officer’s position is the grade which has a base salary midpoint, an annual incentive target, and a long-term incentive value closest to corresponding targets for other market group companies at the 50th percentile for annual cash compensation, and the 75th percentile for long-term compensation. The amount of the base salary paid to the executive within that wage grade’s range was based on a subjective review by the Committee and by Mr. Lawless and Mr. Wilson (for each Named Executive Officer other than himself) of the executive’s relative experience and overall performance and impact on the accomplishment of McCormick’s financial goals and strategic objectives during the prior year.

Based on the information above, the Committee determined that base salaries for senior executives within our market group were expected to increase by approximately 3.75%. Because we strive to pay total cash compensation at market, Messrs. Timbie and Skelton received an increase in base salary generally in line with this market increase. Each of the other Named Executive Officers received greater than market increases in base salary, primarily as a result of significant changes in their responsibilities and their position relative to the targeted 50th percentile. Messrs. Wilson and Kurzius were each promoted to more senior positions in fiscal 2008 and Mr. Stetz was promoted at the end of the prior year. It has historically been our policy that salaries paid to newly-appointed executives are significantly below the targeted 50th percentile and are adjusted over time to move closer to the target as the executive gains experience in the new role. In addition to adjustments for promotions, the salary for all three of these executive officers was also adjusted to move them closer to the 50th percentile. As noted in “Market and Peer Group Review – Total Compensation Review” above, total cash compensation for this group of executives is below the targeted 50th percentile, despite giving effect to these adjustments. The fiscal 2008 base salaries for each Named Executive Officer are set forth in the “Salary” column of the Summary Compensation Table below.

McCormick Incentive Bonus Plan.    The McCormick Incentive Bonus Plan is designed to provide our Named Executive Officers with the potential to earn additional annual cash compensation, subject to the achievement of certain annual EPS and, as appropriate, business unit operating income performance goals.

Each Named Executive Officer’s annual bonus is based in whole or in part on McCormick’s EPS growth. With respect to a Named Executive Officer directly responsible for a particular business unit, his annual bonus is also based in part on the achievement of certain operating income goals (less a charge for working capital) relating to that business unit. The following table sets forth the performance metric and respective weight allocated to each metric, as applicable for each Named Executive Officer’s fiscal 2008 annual bonus:

Name	Performance Metric
Mr. Lawless	100% - Earnings Per Share Growth
Mr. Wilson	100% - Earnings Per Share Growth
Mr. Stetz	100% - Earnings Per Share Growth
Mr. Timbie	50% - Operating Income from U.S. Consumer, Canada, and Mexico 50% - Earnings Per Share Growth
Mr. Kurzius	50% - Operating Income from Europe, Middle East and Africa 50% - Earnings Per Share Growth
Mr. Skelton	100% - Earnings Per Share Growth

To establish an appropriate EPS performance goal, the Compensation Committee reviewed EPS growth rates for the 16 companies which comprise the peer group. The primary factors considered by the Committee included estimated and actual earnings growth rates for the current year and historic average growth rates for the previous three years for each company in the top half of the peer group. The Committee derived an EPS goal based on the average of the (i) the median of the EPS growth rate for the top half of the peer group for the current year, and (ii) the median of the historic average three-year EPS growth rate for the peer group for that three year period. The Committee also reviewed the projected and historic EPS growth rates for McCormick. For fiscal years 2006-2008, McCormick’s stated objective was to grow EPS in the range of 8-10% per year, which was substantially higher than the average growth rate for the peer group and competitive with the median growth rate for the top half of the peer group. If McCormick were to achieve EPS growth in the range of 8-10%, a bonus would be paid in an amount equal to or greater than 150% of target. The Committee believes that it is appropriate to reward EPS performance in the range of 8-10% with a payment at the top end of the payout scale in recognition of the difficulty of achieving an EPS goal which places McCormick among the top performers in its peer group.

For fiscal 2008, the Compensation Committee established the following bonus payment levels for EPS growth ranging from 0% to 14% or more:

	EPS Growth	Payout
Threshold	0%	0%
Target	7%	100%
Maximum	14% or more	200%

The target bonus potential for each participant in our annual incentive program is set as a percentage of base salary. As discussed above, total annual targeted cash compensation, which consists of annual base salary and an annual performance-based incentive bonus, is targeted at the 50th percentile of the market group to reflect the typical award level of these companies. Thus, the target bonus potential for fiscal 2008 for each Named Executive Officer, as a percentage of base salary based on the officer’s respective wage grade, was set such that this percentage, together with the officer’s base salary for fiscal 2008, approximated the 50th percentile of the market group, and was as follows:

Name	% of Base Salary
Mr. Lawless	110
Mr. Wilson	85
Mr. Stetz	50
Mr. Timbie	55
Mr. Kurzius	55
Mr. Skelton	50

Based upon fiscal 2008 results, EPS grew 11%, excluding restructuring charges and unusual items. By plan formula, this would have resulted in a payment equal to 157% of target for Messrs. Lawless, Wilson, Stetz, and Skelton, 147% of target for Mr. Timbie, and 78% for Mr. Kurzius. However, the Compensation Committee exercised its discretionary authority under the plan to reduce the 2008 incentive bonus amounts for the Named Executive Officers who were members of the Management Committee at any time during fiscal 2008 (which includes Messrs. Lawless, Wilson, Stetz, Timbie and Kurzius) based upon the non-cash impairment charge to the Silvo brand that was announced in the fourth quarter of fiscal 2008. The fiscal 2008 incentive bonus for each Named Executive Officer is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. Mr. Lawless’ 2008 annual incentive bonus award was also pro-rated to reflect his one month of active employment and eleven months of retired status during fiscal year 2008.

Cash-Based Long-Term Incentive Program.    A limited number of executive officers, including the Named Executive Officers, participate in a three-year cash-based incentive program. This program is limited to those McCormick executives who are in a position to have a significant impact on the achievement of sales growth and TSR goals and who provide the long-term strategic leadership necessary to accomplish the goals. We believe this program plays an important role in aligning the compensation of executives with key financial goals which consistently drive stockholder value over the long-term.

As discussed above, cash awards in this program, if any, are based on the achievement of a target for sales growth and relative appreciation of McCormick’s TSR as compared to our peer group companies, each over a three-year performance period. The Compensation Committee believes cumulative sales growth is a meaningful longer-term metric as it fuels our earnings over the period. Cumulative sales growth goals were recommended by Messrs. Lawless and Wilson and were based on an analysis of published sales growth goals by our peer group companies together with our internally generated sales growth goals set forth in our strategic plan for the three-year period. The Committee also utilizes TSR as part of the performance measure because TSR is directly aligned with the interests of our stockholders and the targets are objective. As discussed above under “Market and Peer Group Review – Performance Targets for Annual and Cash-Based Long-Term Incentive Compensation in Fiscal 2008,” the TSR percentile is determined based on McCormick’s three-year TSR growth as compared to the total stockholder returns of our peer group companies over the three-year period. The target incentive values for each executive approximated the 75th percentile of the peer group companies. Both cumulative sales growth and TSR must be achieved in order for the cash awards to be paid, and payout is based upon a matrix of the range of results for both factors.

Currently, we are in the second year of the FY2008-2010 three-year performance cycle. If the established performance targets for the performance cycle are achieved, the related cash awards will be paid in December 2010. In addition, in December 2008, the Compensation Committee approved the payment of cash awards to plan participants based on the achievement of performance targets for the FY2006-2008 performance cycle. At the end of the three-year cycle on November 30, 2008, three-year sales growth, as calculated under the plan guidelines (which exclude acquisitions, divestitures and currency adjustments), was 13%, and the TSR percentile rank was 73%. These results generated a payment equal to 190% of target. This cash award paid to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

For the three-year performance cycle currently in progress, the cumulative three-year sales growth and TSR thresholds and maximums are as follows:

	FY2008–2010 Performance Period
	Sales Growth	TSR
Threshold	8.0%	30th Percentile
Maximum	17.0%	80th Percentile and above

Equity-Based Long-Term Incentive Program.    We offer equity-based long-term incentive compensation opportunities as well as cash-based long-term incentive benefits because we believe the combination provides an appropriate balanced focus on long-term stockholder value. In fiscal 2008, we granted our senior management, including each of the Named Executive Officers, equity awards consisting of 50% stock options and 50% restricted stock units. We used this design because we believe that stock options provide the most direct and effective method for aligning the interests of our executives with those of our stockholders, while restricted stock units provide continuity and security against volatilities in our stock price.

We assign a cash value for all long-term incentives, cash-based as well as equity-based awards, for each wage grade. The determination of a cash value for our executive officers is based on the cash values of incentive awards granted to comparable officers of our market group companies, targeted at the 75th percentile. The cash value is then allocated relatively equally among the three forms of long-term incentive awards (i.e. cash-based awards, stock options and restricted stock units) For fiscal 2008 awards, the Compensation Committee approved a number of minor adjustments in cash values for purposes of consistency within wage grades and with market conditions. After adjustment, these cash values were substantially the same as those received by our executive officers, including the Named Executive Officers, for fiscal 2007 and 2006 awards.

We grant equity awards to our senior managers, including our Named Executive Officers, annually upon recommendation of the Compensation Committee. These grants are made at the annual meeting of the Board of Directors, which is held on the same day as our Annual Stockholders’ Meeting. The exercise price of stock options is equal to the closing price of McCormick Common Stock Non-Voting on the date of grant. The actual number of restricted stock units granted is determined by dividing the restricted stock unit cash value for the executive officer by the closing price of McCormick Common Stock Non-Voting on the date of the grant. The number of option shares is determined by dividing the stock option cash value by closing price of McCormick Common Stock Non-Voting on the date of grant and multiplying the result by a factor of 4.5, which reflects the historic correlation between the Black-Scholes model for valuing of option shares and the market value of the shares. For the equity grants made to our Named Executive Officers in fiscal 2008, see the “Grants of Plan-Based Awards Table” below.

Personal Benefits.    As noted in the footnotes to the Summary Compensation Table, during fiscal 2008, the Named Executive Officers received a limited number of personal benefits, including a car allowance and reimbursement of expenses for financial planning and wellness. We believe the costs of these benefits are insignificant to McCormick compared to the retention value of the benefits.

In addition, the following Named Executive Officers received the following additional personal benefits:

Expatriate Assignments.    Each employee who accepts an assignment to serve McCormick outside of his or her home country is provided with a standard expatriate benefits package which is designed to compensate the officer for the additional costs he or she will incur as a result of the relocation to the overseas assignment, and includes items such as reimbursement of closing costs and any loss on the sale of the U.S. residence, a host country housing allowance (to address any differential in housing costs), cost of living allowance (to address any differential in living costs), schooling allowance (for any minor children living with the employee), tax equalization payments to ensure the employee’s tax liability is no more than (or less than) his or her tax liability would have been without the assignment, one Company-paid home leave trip per year, and a relocation allowance.

At the request of McCormick, during fiscal 2007 and 2008, Mr. Kurzius served as President of McCormick’s businesses in Europe, the Middle East and Africa and resided in the United Kingdom. In addition to the benefits provided by our standard expatriate benefits package, Mr. Kurzius was granted up to four Company-paid home leave trips per year, and certain expenses related to the maintenance of his home in the U.S. (including mortgage, utilities, property tax and insurance) were assumed by McCormick until he sold his home in 2008. Upon the sale of his home the Company reimbursed Mr. Kurzius for a portion of the loss he incurred on that sale, consistent with Company policy. Mr. Kurzius relocated to the United States in September 2008 when he was promoted to the position of President of McCormick’s International businesses, which include operations in Asia and Canada as well as Europe, the Middle East and Africa.

We believe our standard expatriate benefits package, as well as Mr. Kurzius’ additional benefits relating to his expatriate service, are fair and reasonable because Mr. Kurzius would not have incurred these additional costs but for the Company’s request to serve in the overseas assignment. We also believe that each of his relocations was in the best interests of McCormick and its stockholders.

Company Airplane.    McCormick maintains a Company airplane. It is preferred that the Chief Executive Officer and other executives, including the Named Executive Officers, use McCormick’s airplane whenever air travel is appropriate for business purposes. This provides for a more efficient use of their time, given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed, and enhances personal security. A spouse or guest may accompany the executive on the airplane when the executive is traveling. If the spouse or guest’s travel does not meet the United States Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the executive and the related taxes are reimbursed by McCormick. Messrs. Lawless, Wilson and Timbie and/or their spouses used McCormick’s airplane for personal use in fiscal 2008.

For additional information on the above personal benefits, including the methodology for valuation, as applicable, see the “All Other Compensation” column and related footnotes to the Summary Compensation Table and the narrative to the Summary Compensation Table below.

Retirement Benefits.    We provide a tax-qualified defined benefit pension plan in which most of our U.S. employees are eligible to participate, including the Named Executive Officers. For employees hired prior to December 1, 2000, base pay only is included in the calculation of the pension benefit, while base pay and annual incentive bonuses are included in the calculation of the pension benefit for employees hired on or after December 1, 2000. We also provide a supplemental executive retirement plan (“SERP”) for a limited number of senior management employees who are age 50 and older, including the Named Executive Officers (except Mr. Stetz who is not yet age 50). Mr. Lawless, until his retirement on January 1, 2008, and Messrs. Wilson, Timbie, Kurzius and Skelton participated in the SERP in fiscal 2008. We believe providing a supplemental retirement benefit is consistent with other organizations in our market group and provides a significant retention benefit.

McCormick’s SERP provides the Named Executive Officers who are age 50 and older with credit for additional years of service for employment after age 55. For the Named Executive Officers hired before December 1, 2000, the SERP also includes a significant portion of the executives’ incentive bonuses in the calculation of the SERP pension benefit in recognition of the fact that a substantial portion of the total compensation for these executives is performance-based compensation, consistent with our compensation policy. For Named Executive Officers hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit amount by a factor based upon the Named Executive Officer’s wage grade at the date of retirement. We include bonuses, but not cash-based long-term incentive awards, in the calculation of the SERP benefit in order to provide these officers with retirement income that replaces a reasonable percentage of their annual pre-retirement income from McCormick. The supplement further provides that if a senior executive with Company service outside the U.S. retires after having served at least three years immediately preceding retirement in the U.S., all of the executive’s years of Company service, including years of service with foreign subsidiaries of McCormick, will be counted in calculating pension benefits.

For more detailed information on these plans, including each participating Named Executive Officer’s accumulated benefit under the plans, see the Pension Plan Table and accompanying narrative below.

Clawback Provisions

McCormick’s 2007 Omnibus Incentive Plan (the “Plan”), which was approved by stockholders at the April 2, 2008 Annual Meeting, outlines circumstances under which share-based and cash-based awards made under that Plan may be forfeited, annulled, and/or reimbursed to McCormick. Such circumstances include: a forfeiture of the gain realized by a participating employee on account of actions taken by the employee in violation of the award agreements issued under the Plan, and/or a finding by the Compensation Committee that a participating employee has been terminated for cause (“cause” means, as determined by the Compensation Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of those agreements between the participant and McCormick or an affiliate, as specified in the Plan).

Furthermore, if McCormick is required to prepare an accounting restatement due to the material noncompliance of McCormick, as a result of misconduct, with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct, or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse McCormick the amount of any payment in settlement of an award earned or accrued under the Plan during the twelve (12) month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

Share Ownership Guidelines

We believe our executive officers should be invested in the success of the organization they lead, and thus the Compensation Committee adopted share ownership guidelines in 2004. In June 2008, the Committee reviewed our share ownership guidelines as compared to those of our market group companies. A majority of our market group companies set share ownership guidelines based on a multiple of base salary similar to ours. Based upon its review, the Committee concluded that no changes were necessary to the previously established guidelines, which are as follows:

Multiple of Base Pay
• Chief Executive Officer	5.0x
• Executive Vice President and executive officers serving as Presidents of major business units and Board Secretary	3.0x
• Senior Vice President	2.0x
• Vice President	1.6x

Shares owned by an executive officer include Common Stock allocated to the officer’s 401(k) plan account as well as other shares which are beneficially owned, directly or indirectly, by the officer, but do not include shares available under exercisable options. All executive officers have five years from their appointment to meet these guidelines, which are reviewed annually by the Compensation Committee. Currently, all of our Named Executive Officers satisfy the guidelines, except for Messrs. Wilson, Stetz and Kurzius who are expected to meet the guidelines within five years from appointment.

Tax and Accounting Considerations

Performance-Based Compensation – Section 162(m).    The Compensation Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the Named Executive Officers, under Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), compensation paid to certain executive officers in excess of $1,000,000 is not deductible unless it qualifies as “performance-based compensation.” The Committee endeavors to structure the executive compensation program so that each executive’s compensation will generally be fully deductible. The compensation paid pursuant to our annual incentive bonus plan, our cash-based long-term incentive program, and our stock option grants generally qualify as “performance-based compensation” for purposes of Section 162(m). Base salaries and restricted stock unit grants do not qualify as “performance-based compensation” pursuant to the requirements of Section 162(m). From time to time, the Committee may approve compensation that exceeds the $1,000,000 limitation under Section 162(m) in order to provide competitive levels of total compensation for our executive officers. For fiscal 2008, compensation for Messrs. Wilson, Kurzius, Timbie and Skelton exceeded the Section 162(m) limitation due primarily to base salary, any incentive awards not considered to be “performance based compensation” under Section 162(m), and also expatriate assignment benefits for Mr. Kurzius only.

Tax Equalization Payments – International Assignees.    As discussed above under “Personal Benefits,” as part of our standard relocation package for all employees requested to serve McCormick in our international locations, in fiscal 2008 we provided tax equalization payments to Messrs. Kurzius and Stetz due to their assignment in the United Kingdom. While we have included these payments in their total compensation for fiscal 2008, the purpose of these payments is to ensure that the personal tax liability of each executive is no more, and no less, than the amount of taxes that would have been paid had they not been requested to serve in international locations. We believe this is only fair to the executive given that he is serving in the host country at the request of McCormick for the benefit of the Company and our stockholders.

Services Provided by Former CEO

We entered into a consulting agreement with Mr. Lawless in connection with his retirement as Chief Executive Officer, effective January 1, 2008. The agreement provided that Mr. Lawless, when and as requested by Mr. Wilson, would provide up to 400 hours of consulting services and advice to McCormick. For his services and commitments, McCormick paid Mr. Lawless a consulting fee at a rate equal to $20,000 per month for each month during the term of the agreement, or $240,000. We also reimbursed Mr. Lawless for reasonable expenses incurred during his consultancy period. In December 2008, the agreement was renewed for another year on the same terms and conditions, except that Mr. Lawless agreed to waive the consulting fee, such that the Company will only reimburse Mr. Lawless for reasonable expenses, including travel expenses incurred, during his consultancy period.

In recognition of Mr. Lawless’ distinguished service as Chief Executive Officer during fiscal 2007, the Compensation Committee approved the grant of an option and a full equity award for Mr. Lawless on April 2, 2008, which is the same date on which options and restricted stock units were granted to other directors and employees. Consistent with past practice, the number of option shares and full shares made available to Mr. Lawless was the same as he would have received had he remained in the employment of McCormick on the date of grant. Historically, we have viewed an annual equity award as a reward for performance in the prior year. For the equity grants made to Mr. Lawless in fiscal 2008, see the “Grants of Plan-Based Awards Table” below.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of McCormick has reviewed the foregoing Compensation Discussion and Analysis with management and, based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s Compensation Discussion and Analysis be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008 and in this proxy statement.

Submitted by:

Compensation Committee

William E. Stevens, Chairman

Joseph W. McGrath

George A. Roche

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SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned during the applicable fiscal year by each individual who served as our chief executive officer during fiscal 2008, our chief financial officer during fiscal 2008, and each of the other three most highly compensated executive officers of McCormick who were executive officers as of the end of fiscal 2008. For a discussion of the methodologies used to calculate the aggregate incremental cost of the personal benefits included in the table below, see the “Narrative to the Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensa- tion ($)(1)(3)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)		Total ($)
Robert J. Lawless Chairman of the Board, and Chief Executive Officer (5)	2008 2007	86,423 1,062,950	975,009 974,992	963,429 1,867,894	4,264,893 2,158,618	0 1,057,441	474,231 221,626	(6)	6,763,985 7,343,521

Alan D. Wilson President and Chief Executive Officer (5)	2008 2007	742,116 541,311	544,019 290,280	422,367 410,339	3,722,342 706,090	455,962 2,870	104,303 53,094	(7)	5,991,109 2,003,984

Gordon M. Stetz, Jr. Executive Vice President & Chief Financial Officer (8)	2008 2007	383,655 282,991	109,886 52,335	100,458 109,302	643,168 168,434	0 (5,956)	48,843 425,093	(9)	1,286,010 1,032,199

Mark T. Timbie President - North American Consumer Foods	2008 2007	460,601 446,428	298,836 199,516	415,830 394,889	1,843,992 416,790	24,410 80,598	65,504 40,945	(10)	3,109,173 1,579,166

Lawrence E. Kurzius President - McCormick International (8)	2008 2007	418,655 376,975	226,036 186,185	189,512 225,507	1,058,582 326,421	1,691 6,131	912,884 418,976	(11)	2,807,360 1,540,195

Robert W. Skelton Sr. VP, General Counsel & Secretary (5)	2008	410,096	203,283	238,792	1,129,727	0	41,408	(12)	2,023,306

(1)	The 2008 Salary and Non-Equity Incentive Plan Compensation columns include amounts deferred at the election of the Named Executive Officer. For more information on the amount of cash compensation deferred for each Named Executive Officer during fiscal 2008, see the “Non-Qualified Deferred Compensation Table” below.
(2)	Amounts represent the dollar amount recognized for financial statement reporting purposes with respect to each fiscal year for each Named Executive Officer, as computed in accordance with SFAS 123R, disregarding any estimates of forfeitures relating to service-based vesting conditions. Amounts in the “Stock Awards” column reflect expense related to grants of restricted stock units pursuant to our 2007 Omnibus Incentive Plan and 2004 Long-Term Incentive Plan, and amounts in the “Option Awards” column reflect expense related to grants of stock options pursuant to our 1997 and 2001 Stock Option Plans, 2004 Long-Term Incentive Plan, and 2007 Omnibus Incentive Plan.
(3)	Amounts for fiscal 2008 represent the cash awards earned by the Named Executive Officer under our annual McCormick Incentive Bonus Plan and cash-based long-term incentive program award paid in December 2008 for the three-year performance cycle which ended on November 30, 2008. For the grant of the annual incentive plan award, see the “Grants of Plan-Based Awards Table” and accompanying footnotes below. For a discussion of the performance goals relating to these awards, see “Compensation Discussion and Analysis – McCormick Incentive Bonus Plan” and “Cash-Based Long-Term Incentive Program” above.
(4)	Amounts for fiscal 2008 represent solely the actuarially-determined aggregate change in the Named Executive Officer’s accumulated benefit under our defined benefit pension plan and SERP from the pension plan measurement date used for financial statement reporting purposes with respect to fiscal 2007 to fiscal 2008 (i.e., September 30, 2007 to September 30, 2008). Where a “0” or negative value appears, it may represent a decrease in pension value due to an interest rate change.
(5)

Mr. Lawless served as Chief Executive Officer of McCormick until his retirement on January 1, 2008. The salary reported in the table for Mr. Lawless for fiscal 2008 is the amount paid to him for his services as Chief Executive Officer for the month of December 2007.

Mr. Wilson was named President and Chief Executive Officer on January 1, 2008 and has been appointed to succeed Mr. Lawless as Chairman of our Board of Directors, effective March 25, 2009. Mr. Skelton served as Senior Vice President, General Counsel & Secretary until December 1, 2008 and as Senior Vice President until his retirement on January 1, 2009.

(6)	Amounts for fiscal 2008 represent $425,015 in personal benefits paid to Mr. Lawless, $5,478 in tax gross-up payments related to those benefits, $42,750 in Board of Director retainer and meeting fees, and $988 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) personal use by him and/or his spouse of McCormick’s aircraft at an approximate aggregate incremental cost to McCormick of $61,087; (ii) a car allowance of $2,513; (iii) $123,461 in accrued and untaken vacation, which was paid upon his retirement as Chief Executive Officer; (iv) $16,520 in relocation costs following his retirement from McCormick; (v) $1,410 in retirement and service awards; and (vi) $220,000 in consulting fees for January through November 2008. With respect to the consultancy arrangement with Mr. Lawless during fiscal 2008, see “Compensation Discussion and Analysis – Services Provided by Former CEO” above.
(7)	Amounts for fiscal 2008 represent $77,860 in personal benefits paid to Mr. Wilson, $17,443 in tax gross up payments related to those benefits and $9,000 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) personal use by him and/or his spouse of McCormick’s aircraft at an approximate aggregate incremental cost to McCormick of $43,885; (ii) $12,170 paid pursuant to our financial/wellness program; and (iii) a car allowance of $21,780.
(8)	Certain amounts paid to Mr. Kurzius in 2008 were paid in British Pounds Sterling and were converted to U.S. Dollars based on a conversion rate of $1.95 for one British Pound Sterling.
(9)	Amounts for fiscal 2008 represent $33,755 in personal benefits paid to Mr. Stetz, $6,088 in tax gross-up payments related to those benefits and $9,000 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) $10,950 paid pursuant to our financial/wellness program; (ii) a car allowance of $21,780, and (iii) $1,000 in tax preparation services related to his previous international assignment.
(10)	Amounts for fiscal 2008 represent $47,316 in personal benefits paid to Mr. Timbie, $9,188 in tax gross up payments related to those personal benefits and $9,000 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) personal use by him and/or his spouse of McCormick’s aircraft at an approximate aggregate incremental cost to McCormick of $5,091; (ii) spouse travel on commercial airlines of $729; (iii) $11,350 paid pursuant to our financial/wellness program; (iv) mortgage subsidy from a prior relocation of $8,340; and (v) a car allowance of $21,780
(11)	Amounts for fiscal 2008 represent $8,426 in personal benefits paid to Mr. Kurzius, $1,416 in tax gross-up payments related to those benefits and $9,000 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) $3,293 paid pursuant to our financial/wellness program; (ii) a car allowance of $3,351; (iii) spouse travel on commercial airlines of $1,757; and (iv) $894,042 in expatriate and relocation benefits. The expatriate and relocation benefits paid to Mr. Kurzius consist of the following:

Cost of Living Allowance	UK Housing Allowance	US Housing Assistance	Relocation Allowance	Home Leave	Tax Equalization
$52,370	$52,350	$80,314	$301,732	$23,368	$383,908

(12)	Amounts for fiscal 2008 represent $28,225 in personal benefits paid to Mr. Skelton, $4,183 in tax gross up payments related to those benefits and $9,000 in matching funds paid by McCormick under the McCormick 401(k) plan. The personal benefits include (i) retirement and service awards of $6,420; and (ii) a car allowance of $21,780.

Narrative to the Summary Compensation Table

McCormick does not maintain any employment agreements or arrangements with the Named Executive Officers or other employees. In addition, dividends are not accrued or paid on any restricted stock units.

Regarding personal use of McCormick’s airplane, the incremental cost set forth in the footnotes to the Summary Compensation Table above is calculated based on the average variable cost of operating the airplane. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. The total annual variable costs are divided by the total number of hours flown by the airplane during the fiscal year to determine an average variable cost per hour. The average variable cost per hour is multiplied by the hours flown for personal use to derive the incremental cost to McCormick. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, taxes, rent, depreciation and insurance. For all other personal benefits reported in the table above (e.g., car allowances, financial/wellness program), amounts represent the actual cash cost to McCormick for providing the respective benefit. With respect to Mr. Kurzius, the amount reflected in the “Home Leave” column of the expatriate benefits table reflects the cost to McCormick of commercial flights home for the executive and his immediate family members during fiscal 2008. For a discussion of these expatriate benefits, see “Compensation Discussion and Analysis – Personal Benefits” above.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grants of plan-based awards by McCormick during fiscal 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Equity Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)(1)	Target ($)	Maximum ($)
Robert J. Lawless	(1)	-	137,317	304,058	-	-	-	-
	04/02/08		-	-	25,938	123,800	37.59	1,866,369
Alan D. Wilson	(1)	-	680,000	1,700,001	-	-	-	-
	04/02/08		-	-	22,612	101,800	37.59	1,551,741
Gordon M. Stetz, Jr.	(1)	-	200,000	500,000	-	-	-	-
	04/02/08		-	-	5,614	25,300	37.59	385,443
Mark T. Timbie	(1)	-	256,162	640,405	-	-	-	-
	04/02/08		-	-	7,408	33,300	37.59	508,004
Lawrence E. Kurzius	(1)	-	247,500	618,750	-	-	-	-
	04/02/08		-	-	6,358	25,300	37.59	412,383
Robert W. Skelton	(1)	-	207,500	518,750	-	-	-	-
	04/02/08		-	-	5,614	25,300	37.59	385,443

(1)	Amounts represent the target and maximum amounts that could have been earned for fiscal 2008 by each Named Executive Officer under our annual McCormick Incentive Bonus Plan. The McCormick Incentive Bonus Plan does not provide for any “threshold” payment amount. The actual amounts earned by each Named Executive Officer are included in the fiscal 2008 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For a discussion of the performance goals relating to these awards, see “Compensation Discussion and Analysis – McCormick Incentive Bonus Plan” above.
(2)	Amounts shown reflect awards of restricted stock units under the 2007 Omnibus Incentive Plan. These restricted stock units vest based upon the executive’s continued services to McCormick and will vest in equal installments over two years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below). In fiscal 2008, the Compensation Committee approved a one-time award to Mr. Kurzius of an additional 744 restricted stock units in recognition of his performance in fiscal 2007.
(3)	Except as separately footnoted below, amounts shown include awards of stock options under the 2007 Omnibus Incentive Plan. These stock options vest based upon the executive’s continued services to McCormick and will vest in equal installments over four years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below).
(4)	The exercise price of the stock options is equal to the closing price of Common Stock Non-Voting on the date of the grant.
(5)	Amounts represent the cumulative grant date fair value of each equity award granted during fiscal 2008 for each Named Executive Officer, as computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards held by each Named Executive Officer as of November 30, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Robert J. Lawless(1)	295,740	-		30.60	1/26/2014	-		-
	123,800	-		37.59	4/1/2013	-		-
	318,000	-		22.26	1/27/2013	-		-
	186,300	-		38.35	12/31/2012	-		-
	98,500	-		32.83	12/31/2012	-		-
	122,300	-		38.28	12/31/2012	-		-
	286,000	-		21.38	1/21/2012	-		-
	1,310	-		38.18	5/31/2009	-		-
Alan D. Wilson	-	101,800	(2)	37.59	4/1/2018	22,612	(3)	673,159
	13,225	39,675	(4)	38.28	3/27/2017	5,845	(5)	174,006
	19,200	19,200	(6)	32.83	2/27/2016	-		-
	41,326	13,774	(7)	38.35	1/24/2015	-		-
	87,420			30.60	1/26/2014	-		-
Gordon M. Stetz	-	25,300	(2)	37.59	4/1/2018	5,614	(3)	167,129
	1,851	5,549	(4)	38.28	3/27/2017	816	(5)	24,292
	4,302	4,298	(6)	32.83	2/27/2016	-		-
	12,300	4,100	(7)	38.35	1/24/2015	-		-
	28,000	-		30.60	1/26/2014	-		-
	14,000	-		22.26	1/27/2013	-		-
	1,460	-		21.38	1/21/2012	-		-
Mark T. Timbie	-	33,300	(2)	37.59	4/1/2018	7,408	(3)	220,536
	8,225	24,675	(4)	38.28	3/27/2017	3,638	(5)	108,303
	14,551	14,549	(6)	32.83	2/27/2016	-		-
	41,326	13,774	(7)	38.35	1/24/2015	-		-
	87,420	-		30.60	1/26/2014	-		-
	40,000	-		22.26	1/27/2013	-		-
Lawrence E. Kurzius	-	25,300	(2)	37.59	4/1/2018	6,358	(3)	189,278
	6,225	18,675	(4)	38.28	3/27/2017	3,122	(5)	92,942
	14,551	14,549	(6)	32.83	2/27/2016	-		-
	17,551	5,849	(7)	38.35	1/24/2015	-		-
	40,000	-		30.60	1/26/2014	-		-
	40,000	-		27.06	6/2/2013	-		-
Robert W. Skelton	-	25,300	(2)	37.59	4/1/2018	5,614	(3)	167,129
	2,651	7,949	(4)	38.28	3/27/2017	1,313	(5)	39,088
	6,151	6,149	(6)	32.83	2/27/2016	-		-
	17,551	5,849	(7)	38.35	1/24/2015	-		-
	40,000	-		30.60	1/26/2014	-		-
	42,000	-		22.26	1/27/2013	-		-
	40,000	-		21.38	1/21/2012	-		-
	40,000	-		17.84	1/22/2011	-		-
	36,000	-		12.72	1/18/2010	-		-
	31,600	-		14.53	3/16/2009	-		-

(1)	Mr. Lawless retired as Chief Executive Officer on January 1, 2008. On such date, all of the outstanding unvested stock options and restricted stock units held by Mr. Lawless vested in full. The option granted on April 2, 2008 is exercisable at any time in full for a period of five years.
(2)	The remaining unvested stock options will vest in equal increments on April 2nd of each of 2009, 2010, 2011 and 2012.
(3)	The remaining unvested restricted stock units will vest in equal increments on March 15th of 2009 and March 15th of 2010.
(4)	The remaining unvested stock options will vest in equal increments on March 28th of each of 2009, 2010 and 2011.
(5)	The remaining unvested restricted stock units will vest on March 28th of 2009.
(6)	The remaining unvested stock options will vest in equal increments on February 28th of each of 2009 and 2010.
(7)	The remaining unvested stock options will vest on January 25th of 2009.
(8)	Market value calculated by multiplying the closing market price of our Common Stock Non-Voting on November 28, 2008, or $29.77, by the number of unvested restricted stock units.

OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR

The following table sets forth option exercises and the vesting of restricted stock unit awards which occurred during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert J. Lawless	512,000	12,225,844	-	-
Alan D. Wilson	194,660	4,245,918	10,088	364,816
Gordon M. Stetz, Jr.	17,500	348,793	1,768	63,587
Mark T. Timbie	40,000	800,200	6,853	247,269
Lawrence E. Kurzius	-	-	6,337	228,244
Robert W. Skelton	31,600	564,534	2,677	96,409

(1)	The amounts shown are calculated based on the difference between the closing market price of our Common Stock Non-Voting on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the options were exercised. The actual value realized by each Named Executive Officer, after payment of related taxes and fees, was as follows: Mr. Lawless - $7,917,934; Mr. Wilson - $2,231,898; Mr. Stetz - $226,361; Mr. Timbie - $499,899; and Mr. Skelton - $386,644.
(2)	The amounts shown are calculated based on the closing market price of our Common Stock Non-Voting on the date of vesting, multiplied by the number of vested shares. The actual value realized by each Named Executive Officer, after payment of related taxes, was as follows: Mr. Wilson - $244,946; Mr. Stetz - $47,357; Mr. Timbie - $165,901; Mr. Kurzius - $140,159; and Mr. Skelton - $59,627.

PENSION BENEFITS

McCormick’s tax-qualified pension plan is a defined benefit, non-contributory plan. Similar to all other participants in the plans, the Named Executive Officers are generally eligible to participate in the plan upon completing one year of service. The normal retirement age pursuant to the plan is 65, however a participant may retire at 62 without receiving a reduction in benefits due to age, or as early as 55 with their benefits reduced 5/12 of 1% per month for each month that the participant is less than age 62. As of November 30, 2008, only Mr. Skelton was eligible for early retirement at age 55 with reduced benefits; Mr. Lawless retired with reduced benefits effective January 1, 2008. The plan provides benefits (which are reduced by an amount equal to 50% of the participant’s Social Security benefit for those employees hired before December 1, 2000) based on the participant’s years of service and the highest average compensation over a period of five consecutive years. As defined in the plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the plan (generally after one year of employment with McCormick). However, if a participant experiences a total and permanent disability prior to age 65, the participant’s benefit will be based upon the participant’s years of service as if he or she had served to the later of age 65 or five years after the total and permanent disability and compensation as of the date of the total and permanent disability. Also as defined in the pension plan, “highest average compensation” means base pay only for employees hired prior to December 1, 2000, and base pay and annual incentive bonus for employees hired on or after December 1, 2000. All the Named Executive Officers were hired prior to December 1, 2000, except Mr. Kurzius who was hired after that date.

Messrs. Wilson, Timbie, Kurzius and Skelton also participate in the supplemental executive retirement plan or SERP. As discussed under “Compensation Discussion and Analysis – Retirement Benefits” above, the SERP was adopted in 1979 to provide a limited group of senior executives who are age 50 and older with an inducement to retire before age 65 by providing the executives with an additional month of service credit for each month of service between ages 55 and 60. In addition, unlike the qualified pension plan which is in effect for employees hired prior to December 1, 2000, the SERP for such persons includes a significant portion of the senior executives’ annual bonuses in the calculation of pension benefits. Specifically, the calculation of average monthly earnings includes 90% of 1/12 of the average of the five highest annual bonuses payable for any five of the ten calendar years immediately preceding termination. For Named Executive Officers hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit amount by a factor based upon the Named Executive Officer’s wage grade at the date of retirement. The SERP further provides that if a senior executive with service to McCormick outside the U.S. retires after having served at least three years immediately preceding retirement in the U.S., all of the executive’s years of service to McCormick, including years of service with foreign subsidiaries of McCormick, will be counted in calculating pension benefits. If a senior executive experiences a termination by McCormick without cause prior to age 55, the executive’s SERP benefit will vest immediately upon such termination and will be based upon the executive’s years of service and compensation as of the date of the termination. Only an annuity form of benefit is permitted under both the qualified plan and the SERP, except in the event of a change in control, and in that event, a lump sum benefit is paid under the SERP.

The following table sets forth the accumulated benefit payable upon retirement to each of the Named Executive Officers pursuant to our defined benefit plan and, as applicable, the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Robert J. Lawless (3)	Pension Plan	16 yrs. 7 mos.	521,840	30,581
	SERP	33 yrs. 5 mos.	13,694,349	1,139,038

Alan D. Wilson	Pension Plan	14 yrs.	147,009	-
	SERP	14 yrs.	455,962	-

Gordon M. Stetz, Jr.	Pension Plan	19 yrs. 10 mos.	158,043	-

Mark T. Timbie	Pension Plan	11 yrs. 2 mos.	149,560	-
	SERP	11 yrs. 2 mos.	322,092	-

Lawrence E. Kurzius	Pension Plan	3 yrs. 9 mos.	21,870	-
	SERP	3 yrs 9 mos.	-	-

Robert W. Skelton	Pension Plan	31 yrs.	934,509	-
	SERP	35 yrs. 1 mos.	2,826,520	-

(1)	Represents the number of years of service credited to the Named Executive Officer under the respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2008 audited financial statements (i.e., September 30, 2008. Actual years of service are as follows: Mr. Lawless - 30 yrs, 5 mos; Mr. Wilson - 15 yrs; Mr. Stetz - 20 yrs, 10 mos; Mr. Timbie - 12 yrs, 2 mos; and Mr. Kurzius - 3 yrs, 9 mos; Mr. Skelton – 32 yrs.
(2)	Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under each respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2008 audited financial statements (i.e., September 30, 2008). For a discussion of the assumptions used in this valuation, see Note 10 to our fiscal 2008 audited financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 62, the earliest age at which the executives may retire with unreduced benefits.
(3)	Upon his retirement, Mr. Lawless elected an annuity form of payment pursuant to the Pension Plan and SERP.

NON-QUALIFIED DEFERRED COMPENSATION

In 1999, McCormick adopted a deferred compensation plan that allows a limited number of management employees, including each of the Named Executive Officers, to defer up to 80% of their base salary and up to 80% of their annual cash bonus each year. These percentages were chosen to provide maximum deferral flexibility while requiring sufficient non-deferral salary out of which federal withholding and certain other payroll-based items could be funded. McCormick makes no contributions to the plan. For all plan participants, including each of the Named Executive Officers, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. These fund alternatives are the same as those available under The McCormick 401(k) Retirement Plan, except there is also one real estate fund (which is generally publicly-available) that is available under this plan that is not available under The McCormick 401(k) Retirement Plan because it was determined by the Investment Committee to have a risk level that is not appropriate to offer in the more general McCormick 401(k) Retirement Plan. Participants may elect to change their fund choices at any time.

In most cases, deferred amounts plus earnings are paid upon the participant’s retirement or termination of employment. For deferrals made prior to 2005, upon a participant’s termination of employment, the plan balance is paid on a lump-sum basis. Upon retirement, the plan balance is paid in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral. For deferrals made in 2005 and beyond, the plan balance is paid in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral.

The following table sets forth the Named Executive Officers’ contributions, account earnings and aggregate balance under the nonqualified deferred compensation plan as of November 30, 2008.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert J. Lawless (4)	-	(117,261)	1,929,075	-
Alan D. Wilson	246,023	(284,770)	-	526,433
Gordon M. Stetz, Jr.	82,669	(99,701)	29,249	320,643
Mark T. Timbie	298,724	(287,407)	-	1,220,125
Lawrence E. Kurzius	145,823	(64,734)	-	118,180
Robert W. Skelton (4)	-	-	-	-

(1)	Amounts represent deferrals of base salary and annual non-equity incentive plan compensation by each respective Named Executive Officer during fiscal 2008 as follows: Mr. Wilson - $69,500 (salary), $176,523 (non-equity incentive plan compensation); Mr. Stetz - $57,404 (salary), $25,265 (non-equity incentive plan compensation); Mr. Timbie - $90,328 (salary), $208,395 (non-equity incentive plan compensation); and Mr. Kurzius - $80,538 (salary), $65,284 (non-equity incentive plan compensation). The salary amounts are included with the “Salary” column of the “Summary Compensation Table” above. The non-equity incentive plan compensation amounts are with respect to Fiscal 2007 annual incentive compensation that was paid during Fiscal 2008 and thus are not included in the Summary Compensation Table. The “Executive Contributions in Last Fiscal Year” Column does not include executive contributions made in Fiscal 2009 relating to non-equity incentive plan compensation earned in Fiscal 2008.
(2)	Non-qualified deferred compensation earnings are not above-market or preferential and therefore these amounts are not reported in the “Summary Compensation Table” above. Parentheses indicate losses.
(3)	Of these amounts, the following aggregate amounts are included in the Summary Compensation Table above (either as fiscal 2007 or fiscal 2008 compensation) for each Named Executive Officer: Mr. Wilson - $246,023; Mr. Stetz - $82,669; Mr. Timbie - $298,723; and Mr. Kurzius - $145,822.
(4)	Mr. Skelton did not participate in the Non-Qualified Deferred Compensation Plan, and Mr. Lawless did not participate in fiscal 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than as described below, McCormick does not maintain any agreements, arrangements or plans that provide the Named Executive Officers with payments upon a termination or change in control of McCormick that are not available generally to all employees of McCormick on a non-discriminatory basis. Similar to all employees of McCormick, upon termination without cause, each Named Executive Officer is entitled to receive the following payments and benefits:

•	a lump sum payment equal to his or her accrued but unused vacation time;

•

post-employment health benefits for the remainder of the calendar month of departure and option for benefits payable under the Consolidated Omnibus Benefits Reconciliation Act for up to 18 months following termination;

•	severance equal to one week of base pay for every year of service, plus six weeks;

•	in the event of a termination of employment due to total and permanent disability, a monthly payment equal to 50% of salary (up to $230,000) minus 50% of the Social Security payment received; and

•	a one-time benefit paid to his or her beneficiary upon death in an amount equal to the executive’s base salary, subject to a limit of $500,000.

In addition, upon termination of employment, including retirement, the applicable Named Executive Officers are entitled to receive their respective balances pursuant to our nonqualified deferred compensation plan as described above under “Non-Qualified Deferred Compensation.”

Supplemental Disability

If the Named Executive Officer’s employment is terminated due to a declaration of total and permanent disability, each executive is entitled to receive an amount based upon the executive’s base salary amount above $230,000 (the compensation maximum under the Employee Retirement Income Security Act) in effect at the time of disability. This amount is to be paid to the executive in equal monthly installments until the executive reaches age 65. This supplemental disability benefit is available for all employees of McCormick with a base salary in excess of the $230,000 limit.

Equity Plans

The vesting schedules under outstanding equity awards accelerate upon death, total and permanent disability, involuntary termination without cause, retirement and a “change in control” (as defined below). While this benefit is available to all of our equity plan participants equally, pursuant to SEC requirements, we have included this acceleration benefit in the table below.

A “change in control” is generally defined as:

•

the consolidation or merger of McCormick with or into another entity where McCormick is not the continuing or surviving corporation, except for any consolidation or merger in which, generally, the holders of McCormick’s Common Stock and Common Stock Non-Voting immediately before the consolidation or merger own in excess of 50% of the voting stock of the surviving corporation;

•	any sale, lease, exchange or other transfer of all or substantially all of the assets of McCormick;

•

any person becoming the beneficial owner, directly or indirectly, of McCormick securities representing more than 13% (or 35% in the event that the vote limitation provision of McCormick’s Charter is deemed unenforceable) of the voting power of all the outstanding securities of McCormick having the right to vote in an election of the Board; or

•	directors approved by at least a majority of the Board of Directors cease to constitute a majority of the members of the Board.

Estimates of Payments

The table below sets forth estimated payment amounts each Named Executive Officer (other than Mr. Lawless) would have received, unless otherwise noted, upon death, total and permanent disability, retirement, involuntary termination without cause or change in control, assuming a triggering event of November 30, 2008. For a discussion of the payments made to Mr. Lawless in connection with his retirement from McCormick, see “All Other Compensation” column of the Summary Compensation Table above and the Pension Benefits and Non-Qualified Deferred Compensation tables above. The table does not include Mr. Lawless, who retired as Chief Executive Officer on January 1, 2008. For purposes of the estimated amounts below, we have assumed that the price per share of our Common Stock Non-Voting was $29.77, the closing market price of our Common

Stock Non-Voting on November 28, 2008 (the last business day of our fiscal year). In addition, we have not included each applicable Named Executive Officer’s award under the McCormick Incentive Bonus Plan, the 2006-2008 cash-based long-term incentive plan, or their respective balances pursuant to our non-qualified deferred compensation plan as these amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” and the “Aggregate Balance at Last FYE” column of the Non-Qualified Deferred Compensation” table, above.

Executive Benefits	Alan D. Wilson		Gordon M. Stetz, Jr.	Mark T. Timbie		Lawrence E. Kurzius	Robert W. Skelton(7)
Cash-Based Long-Term Incentive Program:
2008-2010 (Performance Cycle)
Retirement/Death/ Disability/Involuntary Termination (1)	$382,883		$96,600	$139,725		$104,880	$110,400
Change in Control (“CIC”)	1,148,649		289,800	419,175		314,640	331,200
Equity Awards:
Accelerated Restricted Stock Units	847,165		191,421	328,839		282,220	206,217
Accelerated Stock Options	-		-	-		-	-
Pension Plan Payment (2)
Retirement/Involuntary Termination/CIC	150,765		160,901	153,839		23,154	944,906
Disability	319,047		316,254	320,054		110,345	789,227
Death	74,049		73,797	67,405		10,939	669,694
SERP Payment (3)
Retirement/Involuntary Termination/CIC	579,677	(5)	-	355,988	(6)	-	2,929,989
Disability	1,620,259		-	776,052		-	1,911,372
Death	208,365		-	119,566		-	1,364,303
Disability Benefits (4)	271,824		71,824	104,699		96,824	79,324

(1)	These amounts represent target awards for the 2008-2010 performance cycle adjusted pro rata based on service through November 30, 2008. The cash-based long-term incentive plan provides that these amounts would be further adjusted (0-200%) based on McCormick’s performance.
(2)	Present value of benefits payable immediately if triggering event occurred on November 30, 2008. The amounts are calculated based on the 2008 SFAS disclosure discount rates of 8.35% and the RP-2000 generational mortality.
(3)	Present value of benefits payable immediately if triggering event occurred on November 30, 2008. The amounts are calculated based on the 2008 SFAS disclosure discount rates of 8.42% and the RP-2000 generational mortality table for post-retirement mortality. See the narrative to the “Pension Benefits” table above for a discussion of the payment formulae upon the various termination events.
(4)	The amount shown is an estimated annual benefit paid to the Named Executive Officer in the event that he becomes totally and permanently disabled. The amounts are calculated on the amount in excess of $230,000 limit. The amounts set forth in the table above assume the executive’s current base salary and one-half of the maximum social security offset, as applicable.
(5)	As of November 30, 2008, present value of benefits associated with involuntary termination or change in control for Mr. Wilson would have been $422,888. Amount shown for Mr. Wilson represents the present value of benefits associated with retirement. For other Named Executive Officers, except Mr. Timbie, the present value of benefits associated with involuntary termination or change in control is the same as the present value of benefits associated with retirement and reflects the amount set forth above.
(6)	As of November 30, 2008, present value of benefits associated with involuntary termination or change in control for Mr. Timbie would have been $260,027. The amount shown for Mr. Timbie represents the present value of benefits associated with retirement. For other Named Executive Officers, except Mr. Wilson, the present value of benefits associated with involuntary termination or change in control is the same as the present value of benefits associated with retirement and reflects the amounts set forth above.
(7)	Mr. Skelton retired on January 1, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No member of the Compensation Committee is, or during the last fiscal year was, an officer or an employee of McCormick or any of its subsidiaries, and no Committee member has any interlocking or insider relationship with McCormick which is required to be reported under applicable rules and regulations of the SEC.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about McCormick’s equity compensation plans as of November 30, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	(1) Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	Common Stock 8,573,600 Common Stock Non-Voting 3,088,133	Common Stock $28.09 Common Stock Non-Voting $28.82	Common Stock 5,368,121 Common Stock Non-Voting 2,314,938

Equity Compensation Plans not required to be approved by security holders (2)	Common Stock 168,711 Common Stock Non-Voting 58,278	Common Stock $30.87 Common Stock Non-Voting $30.46	Common Stock -0- Common Stock Non-Voting -0-

Total	Common Stock 8,742,311 Common Stock Non-Voting 3,146,411	Common Stock $28.14 Common Stock Non-Voting $28.85	Common Stock 5,368,121 Common Stock Non-Voting 2,314,938

(1)	Includes the 1997 and 2001 Stock Option Plans, the 2007 Employees Stock Purchase Plan, the 1991, 1999 and 2004 Directors Non-Qualified Stock Option Plans, the Directors’ Share Ownership Program, the 2004 Long-Term Incentive Plan, and the 2007 Omnibus Incentive Plan.
(2)	Includes options granted to foreign nationals pursuant to plans for certain non-US subsidiaries and in lieu of participation under the 1997 and 2001 Stock Option Plans, the 2004 Long-Term Incentive Plan and the 2007 Omnibus Incentive Plan. Except for minor variations required by tax laws of various jurisdictions, the terms and conditions of such options are substantially the same as the options granted under the U.S. plans.

PROPOSAL TWO

2009 EMPLOYEES STOCK PURCHASE PLAN

Since 1966 it has been the policy of the Company to make available to employees the opportunity to purchase shares of the Company’s stock through employee stock purchase plans. Since the Board of Directors believes that these plans have been successful in achieving their purposes, a new employee stock purchase plan is being submitted to the stockholders at this time.

On January 27, 2009, the Board of Directors adopted the “2009 Employees Stock Purchase Plan” (the “ESPP”), which is designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), for employee stock purchase plans. The following is a summary of the principal features of the ESPP. This summary is qualified in its entirety by the more detailed terms and conditions of the ESPP, a copy of which is attached as Exhibit A to this proxy statement. If the ESPP is not approved by the required vote of stockholders by January 26, 2010, it will terminate. Following shareholder approval, the Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the exercise of options granted under the ESPP. The closing price of the Common Stock Non-Voting for January 15, 2009 was $30.14. The maximum number of shares of the Common Stock Non-Voting that may be issued under the ESPP is 750,000.

Participation in the ESPP is limited to persons who are employees of the Company or designated subsidiaries and, with stated exceptions, all such employees are eligible to participate. It is estimated that approximately 5,200 employees will be eligible to participate in the ESPP.

Under the ESPP, each eligible employee will have the right to authorize payroll deductions on an after-tax basis over a period of twelve months to purchase shares of Common Stock Non-Voting of the Company. The first twelve-month payroll deduction cycle will begin on July 1, 2009; subsequent twelve-month deduction cycles are expected to begin on July 1 of each subsequent year until substantially all of the shares reserved under the ESPP have been issued. In general, eligible employees who wish to participate in the ESPP for a particular payroll deduction cycle must (1) make an election between May 1 and May 31 of the year in which the applicable payroll deduction cycle begins to authorize payroll deductions, and (2) remain employed by the Company or a participating affiliate through the date on which the payroll deduction cycle begins.

As required by law, eligible employees will not be permitted to purchase stock worth more than $25,000 on the date of grant during any calendar year and may not elect a payroll deduction in excess of 5 percent of the employee’s compensation for the year. In addition, for administrative convenience, the Company is permitted to require a minimum payroll deduction amount in order for an eligible employee to participate in the ESPP.

Amounts set aside pursuant to eligible employees’ payroll deductions will be credited to a hypothetical bookkeeping account maintained in the name of each participating employee. Eligible employees will not earn any interest or other investment returns on amounts credited to their hypothetical accounts, and all amounts in eligible employees’ hypothetical accounts will be treated as general assets of the Company that can be used for any corporate purpose.

Eligible employees who elect to participate in the ESPP will be able to use all or any portion of the amount in their account to purchase shares on their “option exercise date.” The purchase price per share is an amount equal to 95% of the closing price of the Company’s Common Stock Non-Voting on the New York Stock Exchange on that date. For purposes of the ESPP, an employee’s option exercise date generally is June 30 of the year after the option is granted, or, if earlier, the day on which the employee terminates employment with the Company. However, subject to certain limitations set forth in the ESPP, employees are permitted, at any time prior to such June 30, to terminate their payroll deductions and exercise their options to purchase shares or withdraw all or any portion of the balance in their accounts not used to purchase shares. Any portion of a participant’s account not used to purchase shares on the option exercise date will be returned to the participant.

Shares of stock purchased under the ESPP will be delivered as soon as practicable after the option exercise date. The employee, or his or her legal representative if the employee is deceased, will not have any rights as a stockholder with respect to any shares to be purchased until payment for all the shares has been completed and the shares have been issued.

The Management Committee, or such other employee(s) as it may designate, will be responsible for the administration of the ESPP. The determinations of the plan administrator with respect to any questions arising under the ESPP will be final and binding. If the Company experiences a “change in control,” as defined in the ESPP, the Committee may take any action it deems appropriate to ensure the equitable treatment of the employees holding options under the ESPP.

U.S. Federal Income Tax Consequences.    The Company has been advised by counsel that if a participant acquires stock upon the exercise of an option under the ESPP, under U.S. tax law the participant will not recognize income, and the Company will not be allowed a deduction as a result of such exercise, if the following conditions are met: (i) the ESPP is approved by the stockholders of the Company on or before January 26, 2010; (ii) at all times during the period beginning with the grant of the option and ending on the day three months before the date of such exercise, the participant was an employee of the Company or a subsidiary of the Company; and (iii) the participant makes no disposition of the stock within two years after the grant of the option or within one year after the transfer of the stock to the participant. If the participant sells or otherwise disposes of such stock after compliance with the applicable conditions set forth above, any gain realized over the price paid for the stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale, except that a portion of any gain (equal to the lesser of (a) the excess of the exercise price over the fair market value on the grant date, or (b) the excess of the exercise price over the fair market value of the stock at the time of the sale) will be taxed as compensation. If the conditions stated in clauses (i) and (ii) above are not met, the participant will recognize compensation income upon the exercise of the option. If the conditions in clauses (i) and (ii) are met, but the condition in clause (iii) is not met, the participant will recognize compensation income and, if applicable, capital gains, upon the early disposition of the stock. In either case the amount of compensation will be equal to the excess of the value of the stock on the date of exercise over the exercise price, except that in the case of a person subject to Section 16(b) of the Exchange Act, the amount of compensation income will be determined based on the value of the stock on the date on which the Section 16(b) restriction lapses (and the inclusion in income of the compensation will be delayed until that time). In general, compensation income will be subject to income tax at regular income tax rates. If the participant is treated as having received compensation income, an equivalent deduction generally will be allowed to the Company. For the purpose of the foregoing, an option is exercised on June 30 of the plan year after the option is granted or such earlier date as the employee makes an irrevocable election to purchase stock. No income will result to participants upon the grant of the options.

The following table shows the estimated maximum number of shares of Common Stock Non-Voting that each listed person, and each listed group, will be entitled to acquire during the first offering period in accordance with the provisions of the ESPP (based on the stock price in effect on January 15, 2009). The dollar value represents the amount of base pay which may be used to acquire shares under the ESPP. The number of shares represents the maximum number of shares of Common Stock Non-Voting which may be purchased by such individual or group at the January 15, 2009 stock price with the dollar value.

NEW PLAN BENEFITS - 2009 EMPLOYEES STOCK PURCHASE PLAN

Name and Position	Dollar Value ($)(1)	Number of Shares (1)

Alan D. Wilson President & Chief Executive Officer	23,750	829
Gordon M. Stetz Executive Vice President & Chief Financial Officer	20,000	698
Mark T. Timbie President – North American Consumer Foods	23,288	813
Lawrence E. Kurzius President – McCormick International	22,500	785

Executive Officer Group (9 persons)	166,918	5,825

Non-Executive Director Group (9 persons)	not eligible to participate	not eligible to participate

Non-Executive Officer/Employee Group (approximately 5,200 persons)	15,221,228	531,601

(1)	The maximum dollar value under the ESPP for any participant is $25,000.

The ESPP contemplates that the Company will make available sufficient shares of its Common Stock Non-Voting to allow each eligible employee to elect to purchase the full number of shares covered by the options granted. On the basis of the closing price of the shares of the Company’s Common Stock Non-Voting on January 15, 2009, it is estimated that a maximum of 540,000 shares will be required if each eligible employee elects to participate to the full extent of his or her option during the first offering period. The ESPP provides for adjustments in the case of certain changes in the Company’s capital structure.

Required Vote of Stockholders.

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required to approve the Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the Plan.

REPORT OF AUDIT COMMITTEE

AND

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The responsibilities of the Audit Committee are defined in a charter, which has been approved by the Board of Directors of McCormick. The Committee’s Charter is available at McCormick’s website at www.mccormickcorporation.com under “Investor Relations” then “Corporate Governance,” “Board Committees,” “Descriptions & Charters.” Among other things, the Charter charges the Committee with the responsibility for reviewing McCormick’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed McCormick’s audited financial statements with management, and it has discussed with McCormick’s Independent Registered Public Accounting Firm the matters which are required to be discussed by Statement on Auditing Standards No. 61, as modified or superseded (Communication with Audit Committees). In addition, the Committee has received and reviewed the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence. The Audit Committee has reviewed the fees of the Independent Registered Public Accounting Firm for non-audit services and believes that such fees are compatible with the independence of the Independent Registered Public Accounting Firm.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s audited financial statements be included in McCormick’s Annual Report on Form 10-K for McCormick’s fiscal year ended November 30, 2008.

All members of the Audit Committee are “independent” pursuant to the requirements of McCormick’s Corporate Governance Guidelines, the NYSE’s Listing Standards, and applicable SEC rules.

Submitted by:

Audit Committee

James T. Brady, Chairman

J. Michael Fitzpatrick

Michael D. Mangan

Fees of Independent Registered Public Accounting Firm

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of McCormick’s annual financial statements for the most recent fiscal year and the review of the financial statements included in McCormick’s Quarterly Reports on Form 10-Q for the most recent fiscal year were $3.9 million. For the 2007 fiscal year, such fees were $3.9 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $800,000, and for the 2007 fiscal year were approximately $900,000. Audit related services principally include due diligence in connection with acquisitions, accounting consultations, audits and consultations in connection with dispositions, assistance with internal control documentation and information systems audits. McCormick discontinued utilizing Ernst & Young LLP as its internal auditor in July of 2002.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $500,000, and for the 2007 fiscal year were approximately $500,000. Tax services principally include tax compliance, tax advice and tax planning.

All Other Fees

No other professional services were rendered or fees billed by Ernst & Young LLP for the most recent fiscal year or for the 2007 fiscal year.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Ernst & Young LLP are submitted to the Manager of Internal Audit, who subsequently requests pre-approval from the Audit Committee Chairman. Requests for services in excess of $250,000 require pre-approval from the entire Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at each Audit Committee meeting.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and affirmed the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP to serve as the Independent Registered Public Accounting Firm of McCormick for the current fiscal year, subject to ratification by the stockholders of McCormick. Ernst & Young LLP were first appointed to serve as the Independent Registered Public Accounting Firm of McCormick in 1982 and are considered by the Audit Committee and the management of McCormick to be well qualified.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of McCormick and its stockholders.

Required Vote of Stockholders.

The affirmative vote of at least a majority of the votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm.

The Board of Directors recommends that stockholders vote FOR ratification.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires McCormick’s directors and officers, and persons who own more than 10% of a registered class of McCormick’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of McCormick. To McCormick’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended November 30, 2008, no executive officer or any director of McCormick failed to file reports required by Section 16(a) on a timely basis.

OTHER MATTERS

Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

VOTING PROCEDURES

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock of McCormick present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee, the approval of the 2009 Employees Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm. Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote.

Under current NYSE rules, the proposals to elect directors and to ratify the appointment of independent auditors are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Stockholders’ Meeting. In contrast, the proposal to approve the 2009 Employees Stock Purchase Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote on this proposal. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for this proposal.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

Pursuant to SEC rules, McCormick intends to send a single annual report and proxy statement to any household where two or more stockholders reside unless it has received contrary instructions from the stockholders. This rule benefits both stockholders and McCormick. It eliminates unnecessary mailings delivered to your home and helps to reduce McCormick’s expenses. Each stockholder will continue to receive a separate proxy card.

If your household receives a single set of disclosure documents for this year, and you would prefer to receive the duplicate copy, please contact McCormick’s delivery agent, Broadridge Financial Solutions, Inc., by calling their toll-free number, 800-542-1061, sending an electronic mail message to sendmaterial@proxyvote.com, or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717. McCormick will provide you with a duplicate copy promptly. If you share an address with another McCormick stockholder and you would prefer to receive a separate set of annual disclosure documents in the future or both of you would prefer to receive only a single set of McCormick’s annual disclosure documents, please contact Broadridge Financial Solutions at the above telephone number or address.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of stockholders to be presented at the 2010 Annual Meeting must be received by the Secretary of McCormick on or before October 16, 2009 to be considered for inclusion in the 2010 proxy material. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement material must deliver notice to the Secretary at the principal executive offices of McCormick not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review McCormick’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

EXHIBIT A

McCORMICK & COMPANY, INCORPORATED

2009 EMPLOYEES STOCK PURCHASE PLAN

Section 1. Purpose

The purpose of the McCormick & Company, Incorporated 2009 Employees Stock Purchase Plan is to provide employees of McCormick & Company, Incorporated and “Participating Employers” (as defined in Section 3) an opportunity to purchase shares of the Company’s Common Stock Non-Voting pursuant to options granted under the terms of this Plan. The Plan is designed to qualify as an “employee stock purchase plan” under section 423 of the “Code,” and shall be interpreted consistently with the requirements of section 423.

Section 2. Effective Date

The Plan is effective upon the adoption of the Plan by the Board, subject to the approval of this Plan by the stockholders of the Company within twelve months of the Board’s adoption of this Plan.

Section 3. Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

(a)	“Account” means a separate bookkeeping account in which the Participating Employer records the payroll deductions pursuant to Section 7 and cash payments pursuant to Section 10 for each Eligible Employee.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Business Day” means a day on which both the Company and the New York Stock Exchange are open.

(d)

“Change in Control” means (1) the consolidation or merger of the Company with or into another entity where the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s capital stock are converted into cash, securities or other property, except for any consolidation or merger of the Company in which the holders (excluding any “Substantial Stockholder” as defined in Section 4, “Common Stock,” subsection (b)(2)(H) of the Certificate of Incorporation of the Company as in effect as of the date hereof (the “Charter”)) of the Company’s (A) voting Common Stock, (B) Common Stock Non-Voting, and (C) other classes of voting stock, if any, immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own in excess of fifty percent (50%) of the voting stock of the surviving corporation; (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Section 4, “Common Stock,” subsection (b)(2)(C) of the Charter), directly or indirectly, of securities of the Company representing more than thirteen percent (13%) (the “Specified Percentage”) of the voting power of all the outstanding securities of the Company having the right to vote in an election of the Board (after giving effect, to the extent applicable, to the operation of Section 4, “Common Stock,” subsection (b) of the Charter) (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however, that in the event that the vote limitation with respect to Substantial Stockholders set forth in Section 4, “Common Stock,” subsection (b) of the Charter becomes inoperative by virtue of the operation of Section 4, “Common Stock,” subsection (b)(12) of the Charter, or otherwise, the “Specified Percentage” shall be increased, without requirement for further action, to thirty-five percent (35%); or (4) individuals, who constitute the entire

Board, elected by the Company’s stockholders at its most recent annual meeting of stockholders and any new directors who have been appointed to the Board by a vote of at least a majority of the directors then in office, having ceased for any reason to constitute a majority of the members of the Board.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Management Committee of the Company.

(g)	“Company” means McCormick & Company, Incorporated.

(h)	“Company Stock” means Common Stock Non-Voting of the Company.

(i)	“Compensation” means the base wage paid to such employee by the Company for the Offering Period, computed as follows:

1.	if on May 1 of the Plan Year in which the Offering Period commences, the employee is paid on an hourly basis, the straight-line hourly base wage rate of such employee in effect on such May 1, multiplied by (i) 2080 hours (40 hours per week multiplied by 52 weeks), or (ii) such other number as the Committee determines to constitute the number of hours in a normal work year for such employee; or

2.	if, on May 1 of such Plan Year, the employee is paid on a salaried basis, the annual salary of such employee in effect on such May 1.

(j)	“Eligible Employee” means an individual who meets the criteria for participation in the Plan under Section 5.

(k)	“Offering Period” means a one-year period beginning on July 1.

(l)	“Option” means an option to purchase shares of Company Stock that meets the requirements of Section 6.

(m)	“Option Exercise Date” means the date on which the Option is exercised, but in no event later than the last day of the Offering Period. The Option Exercise Date must be a Business Day.

(n)	“Participating Employer” means the Company and any “related corporation” (as defined in Treas. Reg. §1.423-2) designated as a Participating Employer by the Board.

(o)	“Plan Year” means the one-year period beginning on January 1, except that the first Plan Year shall be the period beginning on the effective date of the Plan and ending on December 31, 2009.

Section 4. Number of Shares Offered

Except as provided in Section 15, a maximum of seven hundred and fifty thousand (750,000) shares of Company Stock may be issued under this Plan.

Section 5. Eligible Employees

All persons who on May 1 of a Plan Year are employees of the Company or a Participating Employer will be eligible to participate in this Plan for the Offering Period beginning in such Plan Year, except for the following who shall not be eligible:

(a)	Any employee who, immediately after such May 1, is considered to own (under Sections 423(b)(3) and 424(d) of the Code) stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation of the Company (as determined in accordance with section 424(f) of the Code); and

(b)	Any employee residing in a jurisdiction on such May 1 where the offer or sale of the shares provided by this Plan is not authorized or permitted by applicable law.

Section 6. Options

On the first Business Day in July of each Plan Year, each individual who is an Eligible Employee on such date shall be granted an Option. The terms of such Option shall be as follows:

(a)	The grant date of the Option shall be the first Business Day in July of the Plan Year in which it is granted.

(b)	The exercise price of the Option shall be ninety-five percent (95%) of the closing price of the Company Stock on the New York Stock Exchange on the Option Exercise Date.

(c)	The term of the Option shall be the Offering Period beginning in the Plan Year in which the Option is granted.

(d)	The number of shares of Company Stock that may be purchased under the Option shall be determined by dividing the payroll deductions and cash payments, if any, credited to the Eligible Employee’s Account on the Option Exercise Date by the exercise price of the Option on the Option Exercise Date, subject to the maximum set forth in Section 7(c).

Section 7. Election to Purchase and Payroll Deduction

(a)	No later than the last Business Day in May of a Plan Year (or such earlier date as the Committee may designate for this purpose), an Eligible Employee may elect to participate in the Offering Period beginning in such Plan Year. Such election shall be made by the execution and delivery to the Participating Employer of an approved written or electronic form authorizing uniform periodic payroll deductions over a one-year period beginning with the first payroll payment date on or after July 1 of such Plan Year, subject to any minimum that the Committee shall establish for this purpose and the maximum amounts set forth in Section 7(b), Section 7(c) and Section 7(d). If an Eligible Employee fails to make such an election by the last Business Day in May of the Plan Year (or such earlier date as the Committee may establish), the Option provided to him or her by this Plan for the Offering Period beginning in such Plan Year shall terminate on that date. To the extent permitted by Section 10, an Eligible Employee may elect to make periodic cash payments for the shares that he or she is entitled to purchase under Section 6.

(b)	No Eligible Employee shall be granted an Option under the Plan which permits the Eligible Employee’s rights to purchase stock under this Plan and under all other employee stock purchase plans (within the meaning of section 423(b) of the Code) of the Company and its subsidiary corporations to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. This provision shall be interpreted in accordance with Section 423(b) of the Code and the regulations and guidance thereunder.

(c)	The maximum number of shares of Company Stock that may be purchased under an Option shall be determined by dividing Twenty Five Thousand Dollars ($25,000) by the closing price of the Company Stock on the New York Stock Exchange on the date on which such Option is granted. This limitation is in addition to the limitations imposed by Section 7(b) and Section 7(d), and any election to purchase a greater number of shares under an Option shall be reduced automatically.

(d)	The maximum payroll deduction which may be elected by an Eligible Employee shall be five percent (5%) of the Eligible Employee’s Compensation on May 1 of the Plan Year in which the Offering Period begins. This limitation is in addition to the limitations imposed by Section 7(b) and Section 7(c), and any election to take a greater payroll deduction shall be reduced automatically.

Section 8. Exercise of Option

(a)

On the last Business Day in an Offering Period, each Eligible Employee with an outstanding Option shall either (1) exercise the Eligible Employee’s Option to purchase the number of shares (or any portion thereof) that may then be purchased at the purchase price specified in Section 6(b) with all or part of the amount then credited to the Eligible Employee’s Account and withdraw in cash any amount that remains credited to his or her Account after such purchase, or (2) withdraw in cash all amounts that are credited to the Eligible Employee’s Account.

(b)	An Eligible Employee may, on any Business Day prior to the end of the Offering Period, by written notice to the Participating Employer, direct the Participating Employer to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments permitted by Section 10, notify the Participating Employer that such payments will be terminated) or withdraw part or all of the amount then credited to Eligible Employee’s Account, in accordance with the following alternatives:

(1)	Exercise the Eligible Employee’s Option to purchase the number of shares or any portion thereof) that may then be purchased at the purchase price specified in Section 6(b) with all or part of the amount then credited to the Eligible Employee’s Account, withdraw in cash any amount that remains credited to Eligible Employee’s Account after such purchase, and terminate the Eligible Employee’s Option for the Offering Period; or

(2)	Withdraw in cash the amount then credited to the Eligible Employee’s Account and terminate the Eligible Employee’s Option for the Offering Period.

(c)	An Eligible Employee may make only one withdrawal of all or part of the amount then credited to the Eligible Employee’s Account. Once a withdrawal is made, no further payroll deductions will be taken in that Offering Period and the Eligible Employee may not make any further cash payments pursuant to Section 10 in such Offering Period.

(d)	Any reduction made in the number of shares subject to an Option is subject to the provisions of this Plan and shall not be changed for the remainder of the Offering Period.

(e)	Notwithstanding any other provision of this Plan, an Eligible Employee may not exercise an Option for less than ten shares (unless the Option is being exercised for all of the shares then remaining under the Option).

Section 9. Termination of Employment

(a)	If an Eligible Employee experiences a separation from service from a Participating Employer prior to the end of the Offering Period, he or she may elect, no later than thirty (30) days after the Eligible Employee’s separation from service (but no later than the last Business Day of the Offering Period), to:

(1)	Exercise the Eligible Employee’s Option to purchase the number of shares (or any portion thereof) that may then be purchased at the purchase price specified in Section 6(b) with all or part of the amount then credited to the Eligible Employee’s Account, withdraw in cash the amount that remains credited to the Eligible Employee’s Account after such purchase, and terminate the Eligible Employee’s Option for such Offering Period; or

(2)	Withdraw in cash the amount then credited to the Eligible Employee’s Account and terminate the Eligible Employee’s Option for such Offering Period.

(b)	If the Eligible Employee elects to exercise his or her Option on or after the date on or after the date of the Eligible Employee’s separation from service, the Eligible Employee’s Option shall be deemed to be exercised on the last business day of the Eligible Employee’s employment with the Participating Employer.

(c)	If the Eligible Employee fails to make such election within thirty (30) days after the Eligible Employee’s separation from service, he or she shall be deemed to have elected to make a cash withdrawal in accordance with Section 9(a)(2).

Section 10. Lay-Off, Authorized Leave of Absence or Disability

(a)	If an Eligible Employee is absent from work due to lay-off, authorized leave of absence or disability, payroll deductions may be suspended during such period of absence, and the Eligible Employee may elect to make periodic cash payments for such shares during the Eligible Employee’s period of absence.

(b)	If such Eligible Employee returns to active service prior to the last Business Day of the Offering Period, the Eligible Employee’s payroll deductions shall resume, and if said Eligible Employee did not make periodic cash payments during the Eligible Employee’s period of absence, he or she shall, by written notice to the Participating Employer within ten (10) days after the Eligible Employee’s return to active service, but not later than the last Business Day of the Offering Period, elect to:

(1)	Make an immediate cash payment sufficient to eliminate any deficiency in the amount then credited to the Eligible Employee’s Account as a result of the suspension of payroll deductions; or

(2)	Not eliminate any such deficiency, but resume payroll deductions for the remainder of the Offering Period;

(3)	Withdraw in cash the amount then credited to the Eligible Employee’s Account and terminate the Eligible Employee’s Option for the Offering Period; or

(4)	Increase withholding in an amount which will eliminate the deficiency by the last day of the Offering Period.

(c)	An Eligible Employee on lay-off, authorized leave of absence or disability on the last Business Day of an Offering Period shall deliver written notice to the Participating Employer on or before such date electing one of the alternatives provided in subsections (b)(1), (b)(2), (b)(3) and (b)(4) of this Section 10. If such Eligible Employee fails to deliver such written notice within ten (10) days after his return to active service or by the last day of such Offering Period, whichever is earlier, he shall be deemed to have elected the alternative set forth in Section 10(b)(3).

(d)	If the period of an Eligible Employee’s lay-off, authorized leave of absence or disability terminates on or before the last Business Day of a Plan Year, and the employee does not resume active employment with a Participating Employer immediately thereafter, he or she shall make an election in accordance with the provisions of Section 9.

Section 11. Death

(a)	If an Eligible Employee dies before the end of an Offering Period, the legal representative of such Eligible Employee’s estate may, within ninety (90) days after such Eligible Employee’s death (but not later than the last day of the Offering Period in which he died), by providing written notice to the Participating Employer that employed the Eligible Employee, elect to:

(1)	Exercise the Eligible Employee’s Option to purchase the number of shares (or any portion thereof) then available for purchase hereunder at the purchase price specified in Section 6(b) hereof with all or part of the amount then credited to the Eligible Employee’s Account, withdraw in cash any amount that remains credited to such Eligible Employee’s Account after such purchase, and terminate the Eligible Employee’s Option; or

(2)	Withdraw in cash the amount then credited to the Eligible Employee’s Account and terminate Eligible Employee’s Option.

(b)	If the legal representative of the Eligible Employee’s estate fails to deliver such written notice to the Participating Employer within the period prescribed by this Section 11, such Eligible Employee’s Option to purchase shares hereunder shall terminate, and the amount then credited to such Eligible Employee’s Account shall be paid to the Eligible Employee’s estate.

Section 12. Funds in Accounts

The Company shall control all of the funds credited to Eligible Employees’ Accounts under the Plan and may use such funds for any corporate purpose. The Eligible Employee, his or her heirs, successors, and assigns, shall have no legal rights, interests or claims in any property or assets of the Company or a Participating Employer and shall be an unsecured general creditor of the Company. The Participating Employers shall remit to the Company from time to time the funds credited to the Accounts of the Eligible Employees of such Participating Employers. In accordance with the terms of this Plan, (a) the amount credited to the Account of each Eligible Employee under the Plan shall be used to pay for any shares purchased by such Eligible Employee (or his or her estate, as directed by its legal representative) under the Plan, and (b) the Company shall pay to such Eligible Employee (or his or her estate, as directed by its legal representative) an amount equal to any portion of the amount credited to such Eligible Employee’s Account that is not used to purchase shares under this Plan, including amounts in an Eligible Employee’s Account that are not sufficient to purchase a whole share of Company Stock at the end of an Offering Period. Eligible Employees’ Accounts shall not be credited with interest or any other form of earnings or investment returns.

Section 13. Rights as Stockholder

No employee, former employee, estate of an employee or a former employee, or legal representative of an employee, former employee, or estate of an employee or former employee shall have any rights as a stockholder with respect to any shares of Company Stock that such employee, former employee, estate or legal representative has elected to purchase under this Plan until full payment for all such shares has been made and such shares have been issued. Shares shall be issued as soon as practicable after full payment for such shares has been made. However, shares shall not be issued prior to approval of the Plan by the stockholders of the Company.

Section 14. Non-Assignability

An Eligible Employee’s Option is not assignable or transferable other than by will or the laws of descent and distribution and is exercisable during such Eligible Employee’s lifetime only by him or her. Any purported assignment or transfer of an Option, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such Option. If an Option is terminated by reason of the provisions of this Section 14, the only right thereafter continuing shall be the right to have the amount then credited to the Eligible Employee’s Account paid to such Eligible Employee or his or her legal representative, as the case may be.

Section 15. Effect of Change in Stock

In the event of any change in the capital stock of the Company through merger, consolidation or reorganization, or in the event of any dividend to holders of shares of the Company Stock payable in stock of the same class in an amount in excess of two (2) percent in any year, or in the event of a stock split, or in the event of any other change in the capital structure of the Company, the Company shall make such adjustments with respect to the shares subject to this offering as it deems equitable to prevent dilution or enlargement of the rights of Eligible Employees.

Section 16. Change in Control

In addition to any action required or authorized by the Plan and the terms of an Option, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Eligible Employees in the event of, or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Options: (a) provision for the settlement of the Options for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; and (b) such other modification or adjustment to the Options as the Committee deems appropriate to maintain and protect the rights and interests of Eligible Employees upon or following the Change in Control.

Section 17. Administration

(a)	The Committee, or such employee or employees as the Committee may designate, shall be responsible for administering this Plan, including the interpretation of its provisions, and the decision of the Committee or of such employee or employees with respect to any question arising under the Plan shall be final and binding for all purposes.

(b)	The Committee shall have the discretion and authority to (1) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (2) decide or resolve any and all questions, including interpretations of this Plan and facts that are relevant to the administration of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is an Eligible Employee shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by an Eligible Employee or a Participating Employer.

(c)	In the administration of this Plan, the Committee may, from time to time, employ or designate agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Participating Employer.

(d)	The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan, and the rules and regulations promulgated by the Committee hereunder, shall be final and conclusive and binding upon all persons having any interest in the Plan.

(e)	All Participating Employers shall indemnify and hold harmless the members of the Committee, and any employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such employee.

(f)	To enable the Committee to perform its functions, each Participating Employer shall supply full and timely information to the Committee on all matters relating to the compensation and employment of its Eligible Employees, including but not limited to, the date and circumstances of any lay-off, leave of absence, or disability, and such other pertinent information as the Committee may reasonably require.

(g)	Any actions taken hereunder, including any valuation of the amount, or designation of a recipient, of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes.

(h)	Uniform policies shall be pursued in the administration of this Plan and similarly situated employees and groups of employees shall be treated alike to the extent feasible. The Committee, or such employee or employees as the Committee may designate to administer this Plan, shall have the authority, which shall be exercised without discrimination, to make exceptions to the provisions of this Plan under unusual circumstances where strict adherence to such provisions would work undue hardship and where the Committee, or such employee or employees, determines that such action does not violate the requirements of the Code with respect to employee stock purchase plans.

(i)	The Committee may allow a reasonable extension of the time within which an election to purchase shares under this Plan shall be made if the Committee determines that there are circumstances warranting such action and that such action does not violate the requirements of section 423(b) of the Internal Revenue Code with respect to employee stock purchase plans, in which event such extension shall be made available on a uniform basis to all employees similarly situated; provided that the period for payroll deductions for a given Offering Period shall not be extended beyond June 30 of the Plan Year in which the Offering Period ends.

Section 18. Miscellaneous

(a)	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Participating Employer and the Eligible Employee. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan shall be deemed to give an Eligible Employee the right to be retained in the service of any Participating Employer as an employee or to interfere with the right of any Participating Employer to discipline or discharge the Eligible Employee at any time.

(b)	Furnishing Information. Each Eligible Employee, or legal representative of the estate of an Eligible Employee, shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the exercise of Options hereunder.

(c)	Governing Law. The provisions of this Plan shall be construed and interpreted according to the Code and the internal laws of the State of Maryland without regard to its conflicts of laws principles.

(d)	Required or Permitted Notices. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Attn: Vice President – Human Relations

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification. Any notice or filing required or permitted to be given to a Eligible Employee under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Eligible Employee.

(e)	Successors. The provisions of this Plan shall bind and inure to the benefit of the Eligible Employee’s Participating Employer, the Eligible Employee, and their successors and assigns.

(f)	Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan, each of which shall remain in full force and effect.

(g)	Payment on Behalf of Person Unable to Manage Affairs. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

(h)	Other Benefits and Agreements. The Options provided for an Eligible Employee and under the Plan are in addition to any other options, compensation or benefits that may be available to such Eligible Employee under any other plan or program for employees of the Participating Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs, except as may otherwise be expressly provided.

Section 19. Amendment and Discontinuance

The Board may, at any time, amend, modify, alter, suspend or terminate the Plan, whole or in part; provided, however, that, except to conform the Plan from time to time to the requirements of the Code with respect to employee stock purchase plans, no action of the Board shall (a) increase the period during which this Plan shall remain in effect, (b) further limit the class of employees of the Company and its subsidiaries who are eligible to participate in the Plan, (c) increase the maximum period during which any option granted under the Plan may remain unexercised, (d) other than as set forth in Section 15, increase the number of shares that may be issued under the Plan, or reduce the purchase price per share, with respect to the shares optioned or to be optioned under the Plan, or (e) without the consent of the holder of the Option, alter or impair any Option granted under the Plan, unless such affected holder consents in writing to such amendment. If all of the shares authorized by Section 4 are issued before all of the Options granted under this Plan have been exercised in full or have expired or terminated, the then-outstanding Options shall terminate, and the holders of such Options shall have no rights thereunder. Although the Company anticipates that the Participating Employers will continue to participate in the Plan for an indefinite period of time, there is no guarantee that any Participating Employer will continue the Plan. Accordingly, the Company reserves the right to discontinue the participation of any Participating Employer at any time by action of the Board.

McCORMICK & COMPANY, INCORPORATED 18 LOVETON CIRCLE SPARKS, MD 21152

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 p.m. (ET) on March 24, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by McCormick & Company, Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 1:00 p.m. (ET) on March 24, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to McCormick & Company, Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MCCOR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

McCORMICK & COMPANY, INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.
1.	ELECTION OF DIRECTORS	For	Against	Abstain
Nominees:
	1a. J. P. Bilbrey	☐	☐	☐

	1b. J. T. Brady	☐	☐	☐			For	Against	Abstain

	1c. J. M. Fitzpatrick	☐	☐	☐

	1d. F. A. Hrabowski, III	☐	☐	☐	2.	PROPOSAL TO APPROVE THE 2009 EMPLOYEES STOCK PURCHASE PLAN.	☐	☐	☐

	1e. M. D. Mangan	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

	1f. J. W. McGrath	☐	☐	☐	3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
	1g. M. M. V. Preston	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
	1h. G. A. Roche	☐	☐	☐
					4.	IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED TO VOTE ON SUCH OTHER
	1i. W. E. Stevens	☐	☐	☐		MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING.
	1j. A. D. Wilson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

McCORMICK & COMPANY, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 25, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

MCCOR2

McCORMICK & COMPANY, INCORPORATED	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan D. Wilson and W. Geoffrey Carpenter and each of them, the proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 25, 2009, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting:

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2009 EMPLOYEES STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS SET FORTH HEREIN, AND IN THE BEST DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)